UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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KOHL’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KOHL’S CORPORATION

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 2, 2007

To Our Shareholders:

The Annual Meeting of Shareholders of Kohl’s Corporation will be held at the Midwest Airlines Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin 53203, on Wednesday, May 2, 2007, at 10:00 a.m. local time, for the following purposes:

1.	To elect eleven directors to serve on our Board of Directors for a one-year term and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2008;

3.	To vote on a proposal to amend our 2003 Long Term Compensation Plan;

4.	To vote on a proposal to approve our Executive Bonus Plan;

5.	To vote on a proposal to amend our Articles of Incorporation to allow the Board of Directors to institute a majority vote requirement for the election of directors;

6.	To vote on the shareholder proposal described below, if properly presented at the meeting; and

7.	To act upon any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 7, 2007 are entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting. Your vote is important no matter how large or small your holdings may be. Please vote as soon as possible in one of these three ways, whether or not you plan to attend the meeting:

•	Visit the web site shown on your proxy card to vote over the internet;

•	Use the toll-free telephone number shown on your proxy card to vote over the telephone; or

•	Complete, sign, date and return your proxy card in the reply envelope provided.

Regardless of whether you expect to attend the meeting in person, please vote your shares in one of the three ways outlined above.

By Order of the Board of Directors

Richard D. Schepp
Secretary

Menomonee Falls, Wisconsin

April 3, 2007

Subject	Page
General Information About These Materials	1

Questions and Answers About our 2007 Annual Meeting of Shareholders	1

Questions and Answers About our Board of Directors and Corporate Governance Matters	5

Security Ownership of Certain Beneficial Owners, Directors and Management	11

Item One: Election of Directors	13

Compensation Committee Report	16

Compensation Discussion & Analysis	17

Summary Compensation Table	24

Grants of Plan-Based Awards in 2006	26

Outstanding Equity Awards at Fiscal Year-End	29

Option Exercises and Stock Vested in 2006	30

Pension Benefits	30

Nonqualified Deferred Compensation	31

Potential Payments Upon Termination or Change in Control	32

Report of the Audit Committee	40

Item Two: Ratification of Our Independent Registered Public Accounting Firm	41

Item Three: Our Proposal to Amend Our 2003 Long-Term Compensation Plan	42

Item Four: Our Proposal to Approve Our Executive Bonus Plan	48

Item Five: Our Proposal to Amend Our Articles of Incorporation to Allow the Board of Directors to Institute a Majority Vote Requirement for the Election of Directors	50

Item Six: Shareholder Proposal	53

Annex A: Proposed Amended and Restated Kohl’s Corporation 2003 Long-Term Compensation Plan	A-1

Annex B: Kohl’s Corporation Executive Bonus Plan	B-1

KOHL’S CORPORATION

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 2, 2007

GENERAL INFORMATION ABOUT THESE MATERIALS

This proxy statement describes matters on which we would like you, as a shareholder, to vote at our 2007 Annual Meeting of Shareholders. It also gives you information on these matters so that you can make informed decisions. You are receiving a proxy statement and proxy card from us because our records indicate that you owned shares of our common stock on March 7, 2007, the record date for the meeting.

Our Board of Directors is soliciting your proxy to be used at the meeting. When you sign the proxy card, you appoint two of our officers, Richard D. Schepp and R. Lawrence Montgomery, as your representatives at the meeting. These individuals will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. Proxy materials, including this proxy statement, are first being sent to shareholders on or about April 3, 2007.

QUESTIONS AND ANSWERS

ABOUT OUR 2007 ANNUAL MEETING OF SHAREHOLDERS

When and where will the meeting take place?

The annual meeting will be held on Wednesday, May 2, 2007, at 10:00 a.m., local time, at the Midwest Airlines Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin 53203.

What is the purpose of the meeting?

At the annual meeting, management will give a report on our performance during the fiscal year that ended on February 3, 2007. In addition, you will be asked to vote on the following matters:

•	the election of eleven directors to serve for a one-year term and until their successors are duly elected and qualified;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2008;

•	a proposal to amend our 2003 Long Term Compensation Plan;

•	a proposal to approve our Executive Bonus Plan;

•	a proposal to amend our Articles of Incorporation to allow the Board of Directors to institute a majority vote requirement for the election of directors;

•	a shareholder proposal described below, if properly presented at the meeting; and

•	any other business that may properly come before the meeting or any adjournment of the meeting.

Could other matters be decided at the meeting?

Our by-laws require prior notification of a shareholder’s intent to request a vote on other matters at the meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your signed proxy card gives authority to Richard D. Schepp and R. Lawrence Montgomery to vote your shares on such matters at their discretion.

Who is entitled to attend the meeting?

All shareholders who owned our common stock at the close of business on March 7, 2007 (which is called the record date for the meeting) or their duly appointed proxies, may attend the meeting. Registration begins at 9:30 a.m.

Who is entitled to vote at the meeting?

All shareholders who owned our common stock at the close of business on the record date are entitled to attend and vote at the meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the record date.

How many votes must be present to hold the annual meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have the necessary voting power for that particular item and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the meeting, we urge you to vote in advance by proxy even if you plan to attend the meeting.

How many votes may be cast by all shareholders?

A total of 321,126,309 votes may be cast at the meeting, consisting of one vote for each share of our common stock outstanding on the record date.

How do I vote?

You may vote in person at the meeting or vote by proxy as described below.

Whether or not you intend to attend the meeting, you can vote by proxy in three ways:

•	You can submit your proxy over the internet by following the instructions given on the web site shown on your proxy card;

•	You can submit your proxy over the telephone by following the instructions given at the toll-free number shown on your proxy card; or

•	You can submit your proxy by mail by completing, signing, dating and returning your proxy card in the reply envelope provided.

If you vote by proxy, your shares will be voted at the meeting in the manner you indicate. If you sign and return your proxy card, but don’t specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	cast a new vote by mailing a new proxy card with a later date; or

•	cast a new vote by calling the toll-free telephone number shown on your proxy card;

•	cast a new vote over the internet by visiting the website shown on your proxy card; or

•	if you hold shares in your name, attend the annual meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be sent to our corporate Secretary prior to the meeting.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board of directors recommends a vote:

•	FOR the election of the eleven nominees named under the caption “ITEM ONE — ELECTION OF DIRECTORS” to serve as directors (see page 13);

•

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2008 (see “ITEM TWO — RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” on page 41);

•	FOR the amendment of our 2003 Long-Term Compensation Plan (see “ITEM THREE — OUR PROPOSAL TO AMEND OUR 2003 LONG-TERM COMPENSATION PLAN” on page 42);

•	FOR the approval of our Executive Bonus Plan (see “ITEM FOUR — OUR PROPOSAL TO APPROVE OUR EXECUTIVE BONUS PLAN” on page 48);

•

FOR the amendment of our Articles of Incorporation (see “ITEM FIVE — OUR PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO ALLOW THE BOARD OF DIRECTORS TO INSTITUTE A MAJORITY VOTE REQUIREMENT FOR THE ELECTION OF DIRECTORS” on page 50); and

•	AGAINST the approval of the shareholder proposal (see “ITEM SIX — SHAREHOLDER PROPOSAL” on page 53).

How many votes will be required to approve each of the proposals?

•

ITEM ONE: A plurality of the votes cast is required to elect each nominee as a director. This means that the eleven nominees receiving the greatest number of votes will be elected for a one-year term. There are only eleven nominees, so their election is a near certainty. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees. Your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

•

ITEMS TWO, THREE, FOUR and SIX: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the proposed amendment of our 2003 Long-Term Compensation Plan, the proposal to approve our Executive Bonus Plan, and the shareholder proposal will each be approved if the votes in favor of that proposal exceed the votes against it. If you abstain from voting on any of these proposals, your shares will be counted as present for purposes of establishing a quorum and the abstention will have no effect on the outcome of such proposal or proposals.

•	ITEM FIVE: The proposal to amend our Articles of Incorporation requires the affirmative vote of at least 80% of the shares of our common stock outstanding as of the record date. If you abstain from voting on this matter, your shares will be counted as present for purposes of determining a quorum and the abstention will have the same effect as a vote against the proposal.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote on a matter submitted at the annual meeting, your shares will be voted in accordance with the Board of Director’s recommendations described above. In the event any other matters are brought before the meeting, Richard D. Schepp and R. Lawrence Montgomery will vote your shares on such matters at their discretion.

What happens if I do not vote by proxy?

If you do not vote by proxy, the shares held in your name will not be voted unless you vote in person at the meeting. If you hold your shares through a broker and you do not provide your broker with specific instructions, your shares may be voted with respect to certain proposals at your broker’s discretion. If the broker does not vote those shares, these broker non votes will have no effect on the outcome of any of the proposals, except they will have the same effect as a vote against Item 5.

How can I attend the annual meeting?

Only shareholders as of the close of business on the record date, March 7, 2007, may attend the annual meeting. To be admitted to the meeting, you will be required to present photo identification and an admission ticket or proof of ownership of your shares as of the record date, such as a letter or account statement from your bank or broker.

IF YOU DO NOT HAVE AN ADMISSION TICKET (OR PROOF OF OWNERSHIP) AND VALID PICTURE IDENTIFICATION, YOU WILL NOT BE ADMITTED TO THE MEETING.

The use of cameras, recording devices and other electronic devices at the meeting is prohibited, and such devices will not be allowed in the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while you may bring these phones into the venue, you may not use the camera function at any time.

What happens if the annual meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the meeting?

Yes. Our independent registered public accounting firm is Ernst & Young LLP. A representative of Ernst & Young LLP will be present at the meeting, will be available to answer any questions you may have and will have the opportunity to make a statement.

Are members of the Board of Directors required to attend the meeting?

While the Board has not adopted a formal policy regarding director attendance at annual shareholder meetings, directors are encouraged to attend. Eleven of our thirteen directors attended the 2006 Annual Meeting of Shareholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote. We also pay all annual meeting expenses. In addition to soliciting proxies by mail, we may solicit proxies by telephone, personal contact, and electronic means. None of our directors, officers, or employees will be specially compensated for these activities. We have hired Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $7,000, plus reimbursement for out-of-pocket expenses. We also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Can I view these proxy materials electronically?

Yes. You may use our website at www.kohls.com to view all of our other filings with the Securities and Exchange Commission, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

How can I receive copies of Kohl’s year-end SEC filings?

We will furnish without charge to any shareholder who requests in writing, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended February 3, 2007, as filed with the Securities and Exchange Commission. Any such request should be directed to Kohl’s Corporation, N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: Investor Relations.

How do shareholders submit proposals for Kohl’s 2008 Annual Meeting of Shareholders?

You may present matters for consideration at our next annual meeting either by having the matter included in our proxy statement and listed on our proxy card or by conducting your own proxy solicitation.

To have your proposal included in our proxy statement and listed on our proxy card for the 2008 annual meeting, we must receive your proposal by December 5, 2007. You may submit your proposal in writing to: Corporate Secretary, Kohl’s Corporation, N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051. You may submit a proposal only if you have continuously owned at least $2,000 worth of our common stock for at least one year before you submit your proposal, and you must continue to hold this level of stock through the date of the 2008 annual meeting.

If you decide to conduct your own proxy solicitation, you must provide us with written notice of your intent to present your proposal at the 2008 annual meeting, and the written notice must be received by us by February 2, 2008. If you submit a proposal for the 2008 annual meeting after February 2, 2008, your proposal cannot be considered at the annual meeting.

QUESTIONS AND ANSWERS

ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board of Directors and how often are members elected?

Our Board of Directors currently has twelve members. Each director stands for election every year. Jay H. Baker will be retiring from the Board of Directors as of the date of the 2007 annual meeting, and will not stand for re-election. The Board of Directors has determined that upon Mr. Baker’s retirement, the size of the Board will be reduced to eleven members.

How often did the Board of Directors meet in fiscal 2006?

The full Board of Directors formally met seven times during fiscal 2006 and otherwise accomplished its business through the work of the committees described below or otherwise without formal meetings. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during fiscal 2006.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present. Our Board of Directors, upon the recommendation of the Governance & Nominating Committee, has appointed Mr. White as the “Lead Director” who will preside over these meetings in fiscal 2007.

Has the Board of Directors adopted written Corporate Governance Guidelines?

Yes. Our Board has adopted written Corporate Governance Guidelines in order to assure that the Board has the necessary practices in place to govern us in the best interests of the shareholders. To view these Guidelines, access www.kohls.com, then “Investor Relations”, then “Corporate Governance”, then “Corporate Governance Guidelines”. Paper copies will be provided to any shareholder upon request.

How does the Board determine which directors are independent?

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. The independence guidelines require a finding that the individual director satisfies all of the independence standards of the New York Stock Exchange, as such standards may be amended from time to time, and also that the director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) which would be inconsistent with a finding of independence.

Which directors have been designated as independent?

Based on the analysis described below on page 15 under the caption “Independence Determinations & Related Person Transactions,” the Board affirmatively determined that eight of the eleven directors that will continue to serve on the Board following the annual meeting are independent: Steven A. Burd, Wayne Embry, James Ericson, John F. Herma, William S. Kellogg, Frank V. Sica, Stephen E. Watson, and R. Elton White. Jay H. Baker was also determined to be independent.

What are the standing committees of the Board?

Our Board of Directors has three standing committees: the Audit Committee, the Governance & Nominating Committee and the Compensation Committee.

Who are the members of the standing committees?

Committee	Members	Chairperson
Audit Committee	Wayne Embry John F. Herma Stephen E. Watson R. Elton White	R. Elton White

Governance & Nominating Committee	Jay H. Baker Steven Burd Wayne Embry James Ericson John F. Herma Frank V. Sica Stephen E. Watson R. Elton White	Wayne Embry

Compensation Committee	Jay H. Baker Steven Burd James Ericson Frank V. Sica	James Ericson

Are all of the members of the standing committees independent?

Yes. The members of each of the standing Committees have been deemed independent by the Board of Directors.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are available for viewing by accessing our website at www.kohls.com, then “Investor Relations”, then “Corporate Governance”. Paper copies will be provided to any shareholder upon request.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board of Directors in its oversight of our financial accounting and reporting practices. The specific duties of the Audit Committee include monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm and internal auditing functions; and providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent registered public accounting firm as well as any Kohl’s employee. The Audit Committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Board has determined that all of the members of the Audit Committee qualify as “audit committee financial experts”, and that each Audit Committee member is “financially literate” and “independent” as defined by the Commission’s regulations and the NYSE’s listing standards.

Governance & Nominating Committee

The duties of the Governance & Nominating Committee are to: (i) provide assistance to the Board of Directors in the selection of candidates for election and re-election to the Board and its committees, (ii) advise the Board on corporate governance matters and practices, including developing, recommending, and thereafter periodically reviewing the Corporate Governance Guidelines and principles applicable to us, and (iii) coordinate an annual evaluation of the performance of the Board and each of its standing committees.

Compensation Committee

The duties of the Compensation Committee are to discharge the Board’s responsibilities related to compensation of our directors and officers, as well as those with respect to our general employee compensation and benefit policies and practices to ensure that they meet corporate objectives. The Compensation Committee has overall responsibility for evaluating and approving our executive officer benefit, incentive compensation, equity based or other compensation plans, policies and programs. The Compensation Committee also approves goals for incentive plans and evaluates performance against these goals. The Compensation Committee may delegate to its chairman such power, authority and responsibilities as it deems appropriate, except as prohibited by law. Furthermore, the Compensation Committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. Further information regarding the Committee’s processes and procedures for the consideration of executive and director compensation is included in the Compensation Discussion & Analysis section of this proxy statement.

How many times did each standing committee meet in fiscal 2006?

During fiscal 2006, the Audit Committee formally met ten times and otherwise accomplished its business without formal meetings. The Compensation Committee formally met four times and otherwise accomplished its business without formal meetings. The Governance & Nominating Committee formally met three times and otherwise accomplished its business without formal meetings.

Are there currently any other committees of the Board of Directors?

The Board of Directors has also established an Executive Committee, the primary function of which is to act on behalf of the Board of Directors in the intervals between the Board’s meetings. The Executive Committee may not, however, take any actions that: (a) are prohibited by applicable law or our Articles of Incorporation or Bylaws, or (b) are required by law or by rule of the New York Stock Exchange to be performed by a committee of independent directors, unless the composition of the Executive Committee complies with such law or rule. The members of the Executive Committee are Messrs. Burd, Kellogg, Montgomery, Sica and Sommerhauser. The Executive Committee meets monthly, or more frequently as needed.

How does the Board identify and evaluate nominees for director?

The Governance & Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Committee through current directors, members of management, eligible shareholders or other persons. From time to time the Committee may also engage a search firm to assist in identifying potential Board candidates, although such firm was not used to identify any of the nominees for director proposed for election at the 2007 annual meeting. Once the Committee has identified a prospective nominee, the Committee evaluates the prospective nominee against the standards and qualifications set out in the Committee’s charter, including the individual’s potential contributions in providing advice and guidance to the Board and management. The Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to us and our business, the skills and perspectives such candidate would bring to the Board and the personality or “fit” of such candidate with existing members of the Board and management. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

How does the Board evaluate director candidates recommended by shareholders?

The Governance & Nominating Committee does not evaluate shareholder nominees differently than any other nominee. Pursuant to procedures set forth in our Bylaws, our Governance & Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be timely for the 2008 annual meeting of shareholders, the notice must be received within the time frame discussed above on page 5 under the heading “How do shareholders submit proposals for Kohl’s 2008 Annual Meeting of Shareholders?”. To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating shareholder and each nominee and information about the nominating shareholder and each nominee. These requirements are detailed in our Bylaws, a copy of which will be provided to you upon request.

How are directors compensated?

Directors who are not our employees or employees of subsidiaries received an annual retainer fee of $50,000 in fiscal 2006. Messrs. Ericson and Embry received an additional $10,000 retainer fee for their services as Chairpersons of the Compensation and Governance & Nominating Committees, respectively. Mr. White received an additional $20,000 retainer fee for his services as Chairperson of the Audit Committee. Non-employee directors also received $2,000 for each full Board of Directors meeting and committee attended in person ($1,000 if the director participated via teleconference). Directors receive no additional compensation for participation in Executive Committee meetings or meetings of the non-management Directors. Directors are also reimbursed for travel and other expenses related to attendance at Board of Directors and committee meetings or educational seminars approved in advance by the Governance & Nominating Committee.

Stock options are granted to non-employee directors from time to time. These grants are typically made to directors at the time they initially join the board and upon each re-election by the shareholders. Options to purchase 3,500 shares of our common stock were granted to Messrs. Baker, Burd and Sommerhauser upon their re-election to the board in fiscal 2006. An option to purchase 7,500 shares of our common stock was granted to Mr. Watson upon his initial appointment to the Board in February 2006. These options, which were made pursuant to our 1997 Stock Option Plan for Outside Directors, have a ten year term. The grant to Mr. Watson vests in three equal annual installments on the first, second and third anniversaries of the date of grant. The grants to Messrs. Baker, Burd and Sommerhauser vest in full on the first anniversary of the date of grant.

We believe that director stock ownership is important to align the interests of our directors with those of our shareholders. New directors are required to own or acquire 1,000 shares of our common stock upon their initial election to the board, and to own 2,500 shares within three years of such initial election.

Director Compensation Table

The following table provides each element of non-employee director compensation for fiscal 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Jay H. Baker	$72,000	—	$60,933	(2)	—	—	—	$132,933
Steven A. Burd	$69,500	—	$60,933	(2)	—	—	—	$130,433
Wayne Embry	$89,000	—	$17,185		—	—	—	$106,185
James Ericson	$82,000	—	$52,458		—	—	—	$134,458
John F. Herma	$79,000	—	$17,185		—	—	—	$96,185
William S. Kellogg	$62,000	—	$52,458		—	—	—	$114,458
Frank V. Sica	$73,000	—	$17,185		—	—	—	$90,185
Peter M. Sommerhauser	$62,000	—	$60,933	(2)	—	—	—	$122,933
Judith Sprieser(3)	$500	—	$5,349		—	—	—	$5,849
Stephen E. Watson	$75,500	—	$38,970		—	—	—	$114,470
Elton White	$98,000	—	$52,458		—	—	—	$150,458

(1)

The amounts shown represent the compensation cost we recognized in fiscal 2006 related to option awards in accordance with FAS 123(R), and therefore include amounts from awards granted in and prior to fiscal 2006. For a discussion of the valuation assumptions used, see Note 8 to our fiscal 2006 audited financial statements included in our Annual Report on Form 10-K. As of February 3, 2007, the aggregate number of vested and unvested stock options held by each director were: Mr. Baker: 6,000 vested, 3,500 unvested; Mr. Burd: 5,000 vested, 3,500 unvested; Mr. Embry: 8,000 vested, 1,000 unvested; Mr. Ericson: 21,500 vested, 5,000 unvested; Mr. Herma: 5,000 vested, 1,000 unvested; Mr. Kellogg: 5,500 vested, 5,000 unvested; Mr. Sica: 5,000 vested, 1,000 unvested; Mr. Sommerhauser: 6,000 vested, 3,500 unvested; Ms. Sprieser: none; Mr. Watson: none vested, 7,500 unvested; Mr. White: 5,500 vested, 5,000 unvested.

(2)	In fiscal 2006, Messrs. Baker, Burd and Sommerhauser were granted awards of 3,500 stock options, each with a grant date fair value of $71,688.
(3)	Ms. Sprieser served on the Board of Directors until February 2006.

Do you have a written Code of Ethics?

Yes. Our Board of Directors, through its Governance & Nominating Committee, has adopted a code of ethical standards that describes the ethical and legal responsibilities of all Kohl’s employees and, to the extent applicable, members of Kohl’s Board of Directors. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. We provide educational seminars with respect to the code for all of our employees, and all employees agree in writing to comply with the code at the time they are hired and periodically thereafter. Our employees are encouraged to report suspected violations of the code through various means, including through the use of an anonymous toll-free hotline. This code, known as “Kohl’s Ethical Standards and Responsibilities” can be viewed on our website by accessing www.kohls.com, then “Investor Relations”, then “Corporate Governance”, then “Code of Ethics”. We intend to satisfy our disclosure requirements under Item 10 of Form 8-K, regarding any amendments to, or waiver of, a provision of our Code of Business Conduct that applies to our principal executive officer, principal financial officer or our Directors by posting such information at this location on our website. Paper copies of the code of ethics will be provided to any shareholder upon request.

How can I obtain copies of your corporate governance documents?

You may obtain a copy of our Corporate Governance Guidelines, our Code of Ethics and the charters for each of the committees of our board of directors on our website at www.kohls.com, under the section entitled “Investor Relations,” or by contacting our Investor Relations staff by e-mail at investor.relations@kohls.com or by mail at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051.

How can I communicate with members of the board of directors?

You may contact any member of the Board of Directors, including Mr. White, who serves as the Lead Director, as follows (these instructions are also available on our website):

Write to our Board of Directors:

Kohl’s Board of Directors

c/o Brian Miller, Senior Vice President — Corporate Governance

N56 W17000 Ridgewood Drive

Menomonee Falls, WI 53051

Or

E-mail our Board of Directors:

directors@kohls.com

Or

Contact Brian Miller, Senior Vice President — Corporate Governance

brian.f.miller@kohls.com

(262) 703-1723

fax: (262) 703-6143

N56 W17000 Ridgewood Drive

Menomonee Falls, WI 53051

All questions or concerns will be received and processed by Brian F. Miller, our Senior Vice President — Corporate Governance, who reports directly to the Audit Committee. Mr. Miller will forward communications to the appropriate members of management and the Board of Directors and provide a quarterly recap of all such communications to the Audit Committee. Correspondence relating to accounting, internal controls or auditing matters is immediately brought to the attention of our internal audit department and, if appropriate, to the Audit Committee.

All such communications are treated confidentially. You can remain anonymous when communicating your concerns.

When do your fiscal years end?

References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year begins. For example, the fiscal year ended February 3, 2007 is referred to as “fiscal 2006”.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of February 3, 2007 (unless otherwise noted) by:

•	each of our directors;

•	each of our named executive officers;

•	all of our executive officers and directors as a group; and

•	each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The beneficial ownership includes shares owned by the individual in his or her 401(k) Plan and our Employee Stock Ownership Plan. Indicated options are all exercisable within 60 days of February 3, 2007.

Name of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Jay H. Baker	3,815,831	(1)	1.2%

Steven A. Burd	19,945	(2)	*

Wayne Embry	8,500	(3)	*

James D. Ericson	36,000	(4)	*

John F. Herma	7,574,880	(5)	2.4%

William S. Kellogg	11,960,741	(6)	3.7%

Frank V. Sica	37,628	(7)	*

Peter M. Sommerhauser 780 N. Water Street Milwaukee, WI 53202	19,633,186	(8)	6.1%

Stephen E. Watson	4,000	(9)	*

R. Elton White	17,500	(10)	*

Kevin Mansell	1,450,730	(11)	*

Arlene Meier	1,033,931	(12)	*

R. Lawrence Montgomery	2,320,268	(13)	*

Thomas Kingsbury	17,665		*

Wesley S. McDonald	74,392	(14)	*

All directors and executive officers as a group (15 persons)	28,699,223	(15)	8.9%

AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	23,519,395	(16)	7.3%

Capital Research and Management Co. 333 South Hope Street Los Angeles, CA 90071	22,985,400	(17)	7.2%

*	Less than 1%.
(1)

Includes 908,532 shares held in trusts for the benefit of Mr. Baker’s family but as to which Mr. Kellogg and Mr. Sommerhauser have shared voting and investment power, 160,045 shares held by a charitable foundation for which Mr. Baker serves as a director and president and 6,000 shares represented by stock options.

(2)	Includes 5,000 shares represented by stock options.
(3)	Includes 8,000 shares represented by stock options.
(4)	Includes 21,500 shares represented by stock options.
(5)

Includes 6,874,340 shares held in trust for the benefit of Mr. Herma’s family but as to which Mr. Sommerhauser has sole voting and investment power, 206,148 shares held by a charitable foundation for which Mr. Herma serves as a director and president and 5,000 shares represented by stock options.

(6)

Includes 10,277,309 shares held in trust for the benefit of Mr. Kellogg’s family but as to which Mr. Sommerhauser has sole voting and investment power, 136,220 shares held by a charitable foundation for which Mr. Kellogg serves as a director and president, 908,532 shares held in trust for the benefit of Mr. Baker’s family and as to which Mr. Kellogg and Mr. Sommerhauser have shared voting and investment power, but no pecuniary interest, and 5,500 shares represented by stock options.

(7)	Includes 5,000 shares represented by stock options and 22,628 shares held by Mr. Sica’s spouse, individually and as trustee of a trust for the benefit of Mr. Sica’s children.
(8)

Includes 19,305,974 shares held in trust for the benefit of the families of current and former executive officers of Kohl’s or in charitable foundations established by executive officers of Kohl’s for which Mr. Sommerhauser has sole or shared voting and investment power but no pecuniary interest. Includes 114,697 shares held in trusts for the benefit of Mr. Sommerhauser’s family as to which Mr. Sommerhauser has no voting or investment power. Includes 10,650 shares held by a charitable foundation for which Mr. Sommerhauser acts as president and a director, 22,177 shares held in trust for the benefit of Mr. Sommerhauser’s spouse and 4,920 shares held by Mr. Sommerhauser’s spouse and 6,000 shares represented by stock options.

(9)	Includes 2,500 shares represented by stock options.
(10)	Includes 5,500 shares represented by stock options.
(11)

Includes 276,000 shares held in trust for the benefit of Mr. Mansell’s family but as to which Mr. Sommerhauser has sole voting and investment power. Also includes 50,790 shares held in trusts for the benefit of Mr. Mansell and his spouse, for which Mr. Mansell or his spouse is a co-trustee, 37,870 shares held by Mr. Mansell’s spouse and 900,100 shares represented by stock options.

(12)	Includes 551,235 shares represented by stock options.
(13)

Includes 251,896 shares held in trust for the benefit of Mr. Montgomery’s family but as to which Mr. Sommerhauser has sole voting and investment power. Also includes 56,034 shares held in trusts for the benefit of Mr. Montgomery and his spouse, for which Mr. Montgomery or his spouse is a co-trustee, 21,600 shares held by a charitable foundation for which Mr. Montgomery acts as president and a director, 38,265 shares held by Mr. Montgomery’s spouse and 1,454,750 shares represented by stock options.

(14)	Includes 63,392 shares represented by stock options.
(15)	Includes 3,039,477 shares represented by stock options.
(16)

Based upon information as of December 31, 2006 set forth in shareholder’s Schedule13G/A filed with the Securities and Exchange Commission on February 13, 2007. According to their joint filing, AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; and AXA Courtage Assurance Mutuelle, as a group, AXA and their subsidiaries collectively have sole voting power with respect to 14,432,309 shares, shared voting power with respect to 1,692,129 shares, sole dispositive power with respect to 23,510,631 shares and shared dispositive power with respect to 8,764 shares.

(17)

Based upon information as of December 31, 2006 set forth in shareholder’s Schedule13G filed with the Securities and Exchange Commission on February 12, 2007. According to this filing, the shareholder has sole voting power with respect to 8,545,400 shares and sole dispositive power with respect to 22,985,400 shares

ITEM ONE

ELECTION OF DIRECTORS

Under our Articles of Incorporation, our Board of Directors is elected annually to serve until the next annual meeting of shareholders and until the directors’ successors are duly elected and shall qualify. Our Articles of Incorporation also provide that our Board of Directors shall consist of five to fifteen members. Our Board of Directors currently consists of twelve members. Mr. Baker will retire as of the date of the Annual Meeting, and the Board has determined that at that time, the size of the Board will be reduced to eleven members.

You may vote for all, some or none of the eleven nominees to be elected to the Board. However, you may not vote for more individuals than the number nominated. Unless you direct otherwise, your proxy will be voted for the election of the eleven nominees described below. The Board of Directors has no reason to believe that any nominee is not available or will not serve if elected. If for any reason a nominee becomes unavailable for election, the Board of Directors may reduce the size of the Board or may designate a substitute nominee, in which event the shares represented by your signed proxy will be voted for any such substitute nominee, unless you have given different instructions on the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

IF YOU RETURN A PROXY CARD THAT IS PROPERLY SIGNED BUT YOU HAVE NOT MARKED YOUR VOTE, THAT PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES.

Information about Director Nominees

Following is information regarding the nominees and continuing directors, as furnished by them. There are no family relationships between the nominees. Unless otherwise indicated, the nominees and directors have had the indicated principal occupation for at least the past five years.

	Age	Director Since
Steven A. Burd	57	2001

Chairman, President and Chief Executive Officer of Safeway, Inc., an operator of grocery store chains. Mr. Burd has served as Safeway’s Chairman of the Board of Directors since 1998, Chief Executive Officer since 1993 and President since 1992.

Wayne Embry	70	2000

Senior Advisor to the President of Maple Leaf Sports & Entertainment, Ltd., owners and operators of professional sports teams, since June 2004. Prior to joining Maple Leaf, Mr. Embry served in several executive positions with the Cleveland Cavaliers, a professional basketball team, including over 13 years as General Manager and Team Division President and Chief Operating Officer. Mr. Embry is also a director of PolyOne Corporation, a polymer services company.

James D. Ericson	71	1997

Former Chairman and Chief Executive Officer of The Northwestern Mutual Life Insurance Company. Mr. Ericson is also a director of The Marcus Corporation, a lodging and theater business.

	Age	Director Since
John F. Herma	59	1988

Our former Chief Operating Officer and Secretary. Mr. Herma retired from Kohl’s effective June 1999, after 21 years of service.

William S. Kellogg	63	1988

Our former Chairman and Chief Executive Officer. Mr. Kellogg retired from Kohl’s at the end of fiscal 2000, after 34 years of service. Mr. Kellogg is also a director of CarMax, Inc., an automotive retailer.

Kevin Mansell	54	1999

Our President since February 1999. Mr. Mansell served as Executive Vice President—General Merchandise Manager from 1987 to 1998. He joined us in 1982.

R. Lawrence Montgomery	58	1994

Our Chief Executive Officer since February 1999, and Chairman since February 2003. Mr. Montgomery served as Vice Chairman from March 1996 to November 2000 and as Executive Vice President of Stores from February 1993 to February 1996. He joined us in 1988.

Frank V. Sica	56	1988

Managing Partner, Tailwind Capital, a private investment firm, since 2006. Senior Advisor to Soros Private Funds Management from 2003 to 2006. President of Soros Private Funds Management from 2000 to 2003. Managing Director of Soros Funds Management from 1998 to 2000. Mr. Sica is also a Director of CSG Systems International, an account management and billing software company for communication industries, JetBlue Airways Corporation, a commercial airline, and NorthStar Realty Finance Corporation, a real estate finance company.

Peter M. Sommerhauser	64	1988

Shareholder of the law firm of Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Mr. Sommerhauser is also a Trustee of The Northwestern Mutual Life Insurance Company.

Stephen E. Watson	62	2006

Former President, Chief Executive Officer of Gander Mountain, L.L.C., a private specialty retailer, from 1997 until his retirement in 2002; held various executive officer positions with Dayton-Hudson Corporation from 1972 until his retirement in 1996, including President, Chairman/Chief Executive Officer of the Department Store Division. Mr. Watson is also a director of Smart & Final, Inc., an operator of grocery stores, and Eddie Bauer Holdings, Inc., an apparel retailer.

R. Elton White	64	1994

Former President of NCR Corporation, a technology and services provider. Mr. White is also a director of Keithley Instruments, Inc., a provider of analytical testing equipment.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been one of our officers or employees, with the exception of Mr. Baker, who retired as our President in February 2000 and will retire from our Board of Directors at the 2007 Annual Meeting of Shareholders.

Independence Determinations & Related Person Transactions

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. The independence guidelines require a finding that the individual director satisfies all of the independence standards of the New York Stock Exchange, as such standards may be amended from time to time, and also that the director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) which would be inconsistent with a finding of independence. In accordance with its written charter, the Governance & Nominating Committee is charged with the ongoing review of transactions that could affect a director’s independence.

In February 2007, the Governance & Nominating Committee reviewed a summary of directors’ responses to a questionnaire asking about their relationships with us (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between us and the directors or parties related to the directors. During the course of this review, the Committee broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships, among others. Based on this review, the Committee affirmatively determined that the following directors are independent: Jay H. Baker, Steven A. Burd, Wayne Embry, James Ericson, John F. Herma, William S. Kellogg, Frank V. Sica, Stephen E. Watson, and R. Elton White. The Governance & Nominating Committee also determined that all of the members of the Audit, Compensation, and Governance & Nominating Committees meet our independence requirements.

The Committee determined that R. Lawrence Montgomery is not considered an independent director under our guidelines because of his employment as our Chairman and Chief Executive Officer; likewise, Kevin Mansell is not considered an independent director because of his employment as our President and Arlene Meier was not considered an independent director because of her employment as our Chief Operating Officer. The Committee also determined that Mr. Sommerhauser is not an independent director because of his partnership with the law firm Godfrey & Kahn, S.C. which provides legal services to us.

The following transactions were reviewed and considered by the Committee, but were not deemed to affect the independence of the applicable director or directors:

•

In 2004, we entered into an agreement with Blackhawk Marketing Services, Inc. (now known as Blackhawk Network, Inc.), pursuant to which Blackhawk distributes our gift cards for sale in various retail outlets across the country. Blackhawk is a subsidiary of Safeway Stores, Inc. Mr. Burd is Chairman, President and Chief Executive Officer of Safeway. He holds a small minority ownership interest in Blackhawk but is not an employee, director or officer of that entity. The agreement between us and Blackhawk was entered into in the ordinary course of our business. Mr. Burd was not involved in the negotiations leading up to the agreement. The agreement provides that in return for its services, Blackhawk receives a fee that is calculated as a percentage of the gift card sales volume. In fiscal 2006, the amount of this fee was approximately $3.1 million. Blackhawk is a leading provider of gift card marketing services in the retail industry, and Safeway has confirmed that the terms of our agreement with Blackhawk are substantially similar to the terms of Blackhawk’s agreements with other similarly situated national retailers;

•

Prior to their retirement from Kohl’s, Messrs. Baker, Herma and Kellogg and Ms. Meier had employment agreements that provided post-retirement health benefits for them and their spouses. Beginning in fiscal 2004, Messrs. Baker, Herma and Kellogg began reimbursing us for premiums paid for these benefits and Ms. Meier began reimbursing us upon her retirement; and

•

Several of our directors or their family members serve as non-employee directors of non-profit organizations that receive charitable contributions from us. All of these charitable contributions were made in the ordinary course of our charitable contributions programs.

The Committee recommended all of the above-described conclusions to the full Board of Directors and explained the basis for its decisions. Upon discussion and further consideration, these conclusions were adopted by the full Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

Compensation Committee:

James D. Ericson, Chairman

Jay H. Baker

Steven A. Burd

Frank V. Sica

COMPENSATION DISCUSSION & ANALYSIS

Introduction

The Compensation Committee (the “Committee”) is tasked with discharging the Board of Directors’ responsibilities related to oversight of the compensation of our directors and officers and ensuring that our executive compensation program meets our corporate objectives. Our compensation program is administered by management in accordance with the policies developed by the Committee. Information concerning the structure, roles and responsibilities of the Committee can be found in the “Questions and Answers about our Board of Directors and Corporate Governance Matters” section of this proxy statement. This disclosure is a discussion and analysis of the various policies, programs and practices developed and administered by the Committee.

The agenda for each meeting of the Committee is prepared and/or approved by the chairman of the Committee in advance of the meeting. The chairman of the Committee may, but is not required to, invite members of management or other members of our Board of Directors to attend portions of meetings as deemed appropriate. The Chief Executive Officer and our Executive Vice President-Human Resources typically attend Committee meetings, but do not attend executive sessions unless invited by the Committee for a specific purpose.

Objectives of the Program

It is the philosophy of the Committee that executive compensation should be directly linked to corporate performance and increased shareholder value. The objectives of the Committee regarding compensation matters include:

•	Providing a competitive total compensation package that enables us to attract and retain key personnel;

•	Providing short-term compensation opportunities, via our executive bonus plan, that are directly linked to corporate performance goals;

•	Providing long-term compensation opportunities, primarily through equity awards that align executive compensation with value received by our shareholders;

•	Ensuring that compensation awarded to the executives is linked to our performance during the fiscal year; and

•	Promoting ownership of our stock by our executive officers in order to align the goals of our executive officers more closely with our goals and those of our shareholders.

These objectives are implemented by the Committee through our executive compensation program, which is comprised of three primary elements:

•	Base salary

•	Annual incentive compensation

•	Long-term compensation

The Committee has the flexibility to use these elements, along with certain benefits and perquisites, in proportions that will most effectively accomplish its objectives. For instance, the Committee may decide to realign the total compensation package to place greater emphasis on annual or long-term incentive compensation, depending on the focus of the business and the market cycle. Each of the elements of our executive compensation program is discussed in more detail below.

Analysis of Aggregate Compensation in the Retail Industry

The Committee considers all aspects of compensation for the named executive officers (“NEOs”) and other executive officers. The Committee reviews each component of executive compensation independently and it reviews aggregate compensation levels paid to the executive officers against that paid by retail competitors. During fiscal 2006 the Committee conducted a review of certain market data to ensure that aggregate compensation paid to the NEOs remained competitive in the industry. To complete its review, the Committee relied in part upon certain market data prepared by our Human Resources department. In addition, the Committee engaged Hay Group, an independent global management consulting firm with particular expertise in the retail industry, to conduct an analysis of our executive compensation arrangements compared to those of our competitors. Hay Group works at the direction of the Committee and works with management as approved by the Committee.

During fiscal 2006, our Human Resources department prepared analyses and exhibits that our Executive Vice President of Human Resources presented to the Committee comparing the compensation of our three principal officers to that of our various competitors in the retail industry. The first exhibit compared each of the principal officers’ total cash compensation to information derived from: (i) a survey conducted by Hewitt Associates of retail companies with greater than $10 billion in annual sales; (ii) benchmark data provided by Hay Group from its 2006 Retail Industry Total Remuneration Survey; and (iii) information derived from a review of proxy statements of 16 large competitors in the retail industry. The competitors that were reviewed for purposes of this analysis included Best Buy Co., Inc.; Circuit City Stores, Inc.; Dillards, Inc.; Dollar General Corporation; Federated Department Stores, Inc.; The Home Depot, Inc.; J.C. Penney Corporation, Inc.; Limited Brands, Inc.; Lowe’s Companies, Inc.; The May Department Stores Company; Office Depot, Inc.; Saks Incorporated; Sears, Roebuck & Co.; Staples, Inc.; Target Corporation; The TJX Companies, Inc. and Toys “R” Us, Inc. The information provided in this exhibit suggested that total cash compensation paid to our three principal officers was near the combined median of the data reported for these three groups.

The Executive Vice President of Human Resources then presented separate exhibits for each of the three principal officers comparing their individual annual compensation and long-term compensation with their counterparts at the sixteen companies listed above. The information provided by these exhibits suggested that the aggregate compensation was below the median of the proxy group.

The Committee evaluated aggregate compensation for our Executive Vice Presidents, including our Chief Financial Officer. The Committee determined, based in part upon information presented by Hay Group, that our Executive Vice Presidents have a broader scope of responsibilities and requirements for business growth than many other companies in the retail industry. As such, the Company has determined that it needs to hire individuals to fill Executive Vice President positions who previously held more senior positions at their former employers. The Committee determined that Executive Vice President compensation must reflect this differential in order to attract and retain executives with the necessary qualifications and it chose to accomplish this by targeting base salaries and total compensation for our Executive Vice Presidents at the 90th percentile of the base salaries paid to executives in similar positions.

Elements of Executive Compensation

As described earlier, the aggregate compensation paid to our executive officers is comprised of three primary components: base salary, annual incentive compensation and long-term compensation. Each of these individual compensation components is determined based largely upon corporate performance in comparison to pre-established benchmarks. In addition, individual performance and competitive factors within the retail industry factor into the analysis to ensure that we can both attract and retain our executive officers as well as align their interests with the interest of our shareholders. Each of these components is described below in more detail.

For purposes of this discussion, our NEOs are: R. Lawrence Montgomery (Chief Executive Officer); Kevin Mansell (President); Thomas Kingsbury (Senior Executive Vice President), Wesley S. McDonald (Chief Financial Officer), and Arlene Meier (our former Chief Operating Officer). Our top officers, who we refer to as principal officers, were, for 2006, Ms. Meier and Messrs. Montgomery, Mansell and Kingsbury. Ms. Meier

retired on September 1, 2006. She entered into a retirement agreement with us as of that date which is discussed below on page 28. Prior to her retirement, however, Ms. Meier was compensated as a principal officer. Mr. Kingsbury was hired and appointed our Senior Executive Vice President as of August 1, 2006 and his compensation for fiscal 2006 was specifically negotiated at that time and approved by the Committee.

Base Salary

The Committee considered increases in base salary for our NEOs generally based upon a number of factors, including the executive’s position, experience, performance (particularly over the past year), competitive market data and retention concerns. The factors considered by the Committee in evaluating the performance of the principal officers included: (i) our net income for the fiscal year, weighted at 50%; our return on investment for the fiscal year, weighted at 30%; and other criteria, including leadership and vision, long-term strategic planning, succession planning, keeping our Board of Directors informed, enhancing our diversity and social responsibility, collectively weighted at 20%. As such, 80% of each principal officer’s compensation is tied directly to our corporate performance, subject to adjustment where the Committee deems appropriate.

The Committee uses a disciplined process to assess principal officer performance. The Committee awarded each of our principal officers points following an established format in the three categories described above based upon their respective performance for fiscal 2005 in order to determine the executive’s increase in base salary for fiscal 2006. The hurdles set by the Committee within each corporate performance objective reflected our projected net income growth goals for the year. The points received by the principal officer in each category are totaled and used to determine the range of base salary increase that the Committee may award to that officer. For fiscal 2006, the Committee could award a base salary increase of between 0% and 9% to each executive, based upon his or her performance as reflected by total points.

Each of the principal officers were awarded increases in their base salary of approximately 7.5% for fiscal 2006. This increase was slightly above the range indicated for the aggregate score received by such officer. The primary reason for the increases over the specified amounts was that the Committee wanted to compensate the principal officers for the fact that none of them had received any increase in their base pay during the previous two fiscal years.

Mr. McDonald received a salary increase for fiscal 2006 within the range indicated by his aggregate score based upon his fiscal 2005 performance. The methodologies used in the assessment of Mr. McDonald’s fiscal 2005 performance were the same as those used in the assessment of the other Executive Vice Presidents, except that each Executive Vice President has certain job-specific objectives, which differ from position to position, based upon the executive’s specific responsibilities.

The Executive Vice Presidents were also eligible for wage adjustments where necessary to accomplish the Committee’s objective of paying base salaries to such executives near the 90th percentile of other competitors in the retail industry, as discussed above. Our Executive Vice President of Human Resources presented an analysis to the Committee comparing the base salary of our Executive Vice Presidents with base salaries paid by our competitors to individuals holding positions with similar skill sets and responsibilities. The Committee assessed the market values of these jobs based upon such data. Our Human Resources department then prepared an analysis of this data to determine whether our current salary ranges require adjustment. The Committee approved an additional wage adjustment for Mr. McDonald in order to bring his base salary closer to the 90th percentile of base salaries paid to Chief Financial Officers of other retail competitors.

“At Risk” Compensation

The Committee believes that it is important that a significant portion of our NEOs’ compensation is tied to our future performance in order to maximize shareholder value creation. Accordingly, aggregate compensation paid to our NEOs is heavily weighted towards annual incentive and long-term compensation, both of which are “at risk” if we do not achieve our strategic objectives. This strategy reflects our “pay-for-performance” philosophy. A discussion of each of the components of “At-Risk” compensation follows.

Annual Incentive Compensation

Annual incentive compensation is a key component of the Committee’s pay-for-performance strategy. The Committee directly ties such awards to predetermined percentage increases in our net income, providing incentives to our executive officers to maximize shareholder value. The Committee established bonus tiers for fiscal 2006, each of which is tied to specific increases in our net income for the fiscal year. These bonus tiers reflected our financial goals and strategic plan for the fiscal year. Target performance levels reflect our corporate outlook and are intended to be reasonably attainable, taking into account market conditions and industry trends. The Committee considers the top tier a significant, meaningful and realistic challenge to the management team to increase our earnings. The threshold tier requires that we achieve minimally acceptable earnings growth and is more likely to be attained. For 2006, principal officers were eligible to receive annual incentive compensation of between 0% and 175% of their fiscal 2006 base salary, with a threshold of 25% and a target of 60%. Executive Vice Presidents were eligible to receive annual incentive compensation of between 0% and 100% of their fiscal 2006 base salary, with a threshold of 12.5% and a target of 50%. For fiscal year 2006, the Company paid out the maximum bonus for all participants. The Committee did not exercise discretion to adjust annual incentive compensation awards from the percentages indicated by each bonus tier. Accordingly, each of the NEOs received an annual incentive compensation award for fiscal 2006 commensurate with the increase in our net income during fiscal 2006. All awards earned in fiscal 2006 were paid in early fiscal 2007. For fiscal year 2004, no bonuses were paid to the principal officers, and Executive Vice Presidents were paid bonuses at the threshold level. For fiscal year 2005, the Company paid out bonuses at the target level.

Long-Term Compensation

Long-term compensation awards are granted to our NEOs under our 2003 Long-Term Compensation Plan. Under this plan, the Committee has the flexibility to choose between a number of forms of long-term compensation, including stock options, stock appreciation rights, stock awards, performance units, performance shares or other incentive awards. Historically, the Committee has primarily used stock options for purposes of awarding long-term compensation, because this form of compensation was believed to best align the interests of management and shareholders. The Committee occasionally uses restricted stock grants, however, in certain limited circumstances. In addition, during fiscal 2006, the Committee considered offering a mix of long-term compensation under our 2003 Long-Term Compensation Plan based upon a recommendation of Hay Group, as described in more detail below.

During fiscal 2006, Hay Group, our compensation consultant, analyzed our executive long-term compensation program and presented the following recommendations to the Committee:

•

The Company should provide both stock options and restricted shares to our Executive Vice Presidents, as the use of two equity vehicles balances a focus on equity-driven growth with the retention and ownership aspects of restricted stock; and

•	Our executive officers should be given the opportunity, on an annual basis, to designate the allocation of long-term compensation awarded to them between stock options and restricted stock.

By giving this flexibility to the executives, we would be better able to accommodate the differing needs of the executives with respect to this form of compensation, making it easier for them to conduct retirement and estate planning and implement appropriate personal financial planning strategies. The Committee adopted the recommendations of the Hay Group, which will be implemented effective Spring 2007.

During fiscal 2006, the Committee also reevaluated the various terms and vesting schedules of its option program based upon proposals submitted by our Chief Executive Officer and the Executive Vice President of

Human Resources. After a careful review of market practices as well as cost considerations, the Committee elected to reduce the term of recruiting, promotional and performance stock options from fifteen years to seven years. This is consistent with changes made in recent years by other retailers. In addition, the Committee reduced the vesting schedule for Executive Vice President promotional grants from seven years to five years (vesting ratably on each anniversary of the grant date), but elected to leave the vesting schedule for annual performance grants unchanged at four years (vesting ratably on each anniversary of the grant date). The Committee determined that by adjusting the stock option term, the Company would benefit from a reduction in the accounting expense associated with such grants without materially decreasing the value of the options to the recipients.

We carefully manage our share reserves. Historically, the Committee has strived to grant options which were approximately 1% of the outstanding shares and resulted in an overhang (percentage of stock options granted, plus remaining options that have yet to be granted, to total outstanding shares) of approximately 10%. At the end of 2006, we had approximately 8.5 million shares reserved for future grants, 15.2 million outstanding options and 128,000 unvested restricted shares. During fiscal 2006, the Committee granted options for approximately 3.7 million shares which, before the repurchase of any stock, was less than 1% of our outstanding common shares and resulted in an overhang of under 10%.

The Committee determined the amount of stock option grants to be awarded to our NEOs using a methodology that was similar to that used for awarding increases in executive base salary described earlier. The Committee established tiers for grant allocations that were based upon the performance score achieved by the executive for the fiscal year. The Committee established these tiers by determining the Black-Scholes value of the grants to be awarded at each level. The Committee had the right, however, to deviate from those guidelines where appropriate.

The grant range established by the Committee for options to be awarded to the Chief Executive Officer in fiscal 2006 based upon fiscal 2005 performance was between 0 and 143,000 option shares. After careful evaluation, the Committee approved a stock option award of 125,000 shares, slightly in excess of the tier indicated for the Chief Executive Officer. The Committee’s recommendation reflected its desire to reward the Chief Executive Officer for his execution of our 2005 initiatives, including merchandise content upgrades, inventory management improvements, marketing enhancements and customer store experience enhancements. In 2004 and 2005, the Chief Executive Officer did not receive any equity-based awards.

The grant range established by the Committee for options to be awarded to our President and Chief Operating Officer in fiscal 2006 based upon fiscal 2005 performance was between 0 and 107,200 option shares. The grants awarded to the President and the Chief Operating Officer were 90,000 shares each, which was also slightly over the indicated tier to reflect corporate success in execution of our fiscal 2005 initiatives, as discussed above. In 2004 and 2005, the President and Chief Operating Officer did not receive any equity-based awards.

The Executive Vice Presidents were eligible for option awards in fiscal 2006 comprised of a combination of both an “individual” component, adjusted based upon our achievement of certain return on investment targets, as well as a “company” component, which is intended to reflect the Committee’s objective of rewarding the officers’ contribution toward our overall company performance. The individual component grant range established by the Committee for options to be awarded to the Executive Vice Presidents for fiscal 2006 was between 0 and 25,500 option shares, subject to adjustment either up or down by 10% depending upon our return on investment achieved for the fiscal year. For fiscal 2006, the return on investment targets were adjusted to account for the impact of the sale of our credit card portfolio during the year on our financial performance goals.

In addition to the performance awards described above, the Executive Vice Presidents were also eligible to receive a “company” grant component of between 20% and 100% of the “individual” grant component, determined by the bonus tier for which the Executive Vice President qualified for during the fiscal year.

Fiscal 2006 grants to Executive Vice Presidents, including the Chief Financial Officer, were made in accordance with the formulation described above.

Perquisites

We provide our NEOs with certain perquisites, including automobile expense reimbursement, which for Executive Vice Presidents is limited to $1,500 per month (with no fixed limit for principal officers); personal financial advisory services for the principal officers having a value of up to $3,500 and tax-related advisory services having a value of up to $1,000 for the Executive Vice Presidents (with no fixed limit for the principal officers); a supplemental health care plan, covering up to $50,000 for the principal officers and $25,000 for the Executive Vice Presidents, for medical expenses not covered by insurance; and supplemental company-paid life and disability insurance coverage. We believe these perquisites are reasonable. Details regarding these benefits are disclosed in the Summary Compensation Table and the accompanying schedule elsewhere in this proxy statement.

Retirement Agreement

As previously stated, we entered into a retirement agreement with Ms. Meier upon her retirement, effective September 1, 2006. The terms of this agreement are described below on page 28.

Deferred Compensation

We maintain a non-qualified deferred compensation plan for approximately 300 of our executives, including our principal officers and Executive Vice Presidents. Details regarding the contributions and benefits of this non-qualified plan are disclosed in the Non-Qualified Deferred Compensation table and the accompanying narrative contained elsewhere in this proxy statement.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. The agreements with Messrs. Montgomery and Mansell were entered into effective January 31, 1998 and reflect the terms negotiated with those officers at that time. The agreement we negotiated with Mr. Kingsbury effective August 1, 2006 contains terms that reflect current trends in the marketplace and that are different than those in the agreements with the other two principals. Our agreement with Mr. McDonald is comparable to the agreement that we have entered into with each of our Executive Vice Presidents, focusing primarily on severance/post-employment provisions.

The Committee believes that employment agreements are important to both our executives and to Kohl’s in that the executive benefits from clarity of the terms of his or her employment, as well as protection from wrongful termination, while we benefit from nondisclosure and non-competition protection, enhancing our ability to retain the services of our executives. The Committee periodically reviews the terms of the employment agreements and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements are discussed elsewhere in this proxy statement.

Stock Ownership and Stock Sale Guidelines

The Committee believes that executive stock ownership is important to align the interests of our executives with those of our shareholders. Principal officers are required to achieve stock ownership that is equal to three times their base salary within five years of January 1, 2007. Executive Vice Presidents are required to achieve stock ownership that is equal to their base annual salary within five years of November 8, 2006.

The Committee has established stock sale guidelines that restrict the percentage of a principal officer’s vested stock options or shares of our common stock that may be sold by such officer in any fiscal year. From time to time, our NEOs will engage in sales of our common stock in accordance with these guidelines. These sales may be accomplished pursuant to SEC Rule 144 during our scheduled insider trading window periods or pursuant to pre-arranged trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act. Compliance with our executive stock sale guidelines is monitored by the Committee and exceptions are granted by the Committee only in extraordinary circumstances.

The guidelines adopted by the Committee restrict our principal officers from selling more than 20% of their vested stock options or shares of our common stock owned outright in any one year, an increase from the previous limit of 7%.

In 2006, the Committee reviewed the stock sale guidelines pertaining to our Executive Vice Presidents. Historically, the guidelines permitted our Executive Vice Presidents to exercise and sell 20% of their respective vested stock options and shares of our common stock owned outright in any year. Upon review, the Committee decided to remove the restrictions on the exercise and sale of vested stock options or shares of our common stock owned outright by Executive Vice Presidents. However, the above-referenced stock ownership guidelines remain in effect.

Other Material Tax and Accounting Implications of the Program

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to a company’s Chief Executive Officer and four most highly compensated executive officers in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee does not have a policy requiring aggregate compensation to meet the requirements for deductibility under Section 162(m). Where compensation is awarded in excess of the limits established by Section 162(m), the Committee encourages, but does not require, deferral of such excess amounts by the officer.

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2006 of those persons who were at February 3, 2007: (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our other two executive officers, and (iii) one former executive officer (Ms. Meier) for whom disclosure would be required but for the fact that she was not serving as an executive officer as of February 3, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)
R. Lawrence Montgomery Chief Executive Officer	2006	$1,087,067	—		—	$1,125,306	$1,925,000	—	$80,780	$4,218,153
Kevin Mansell President	2006	$946,283	—		—	$821,481	$1,674,750	—	$84,937	$3,527,451
Thomas Kingsbury(5) Sr. Executive Vice President	2006	$375,000	$150,000	(6)	$169,711	$421,821	$1,312,500	—	$389,813	$2,818,845
Arlene Meier Former Chief Operating Officer (7)	2006	$452,090	—		—	$(70,550)	$1,373,750	—	$943,519	$2,698,809
Wesley McDonald Executive Vice President, Chief Financial Officer	2006	$615,833	—		$184,131	$567,724	$675,000	—	$52,965	$2,095,653

(1)

The amounts shown represent the compensation expense we recognized in fiscal 2006 related to stock and option awards in accordance with Financial Accounting Standards No. 123R, and therefore include amounts from awards granted in and prior to fiscal 2006. For a discussion of the valuation assumptions used, see Note 8 to our fiscal 2006 audited financial statements included in our Annual Report on Form 10-K.

(2)	Bonuses awarded under our Executive Bonus Plan based on our performance during fiscal 2006, but actually paid during fiscal 2007.
(3)	We have no defined benefit or actuarial pension plans. All earnings in our nonqualified deferred compensation plan are at market values and are therefore omitted from the table.
(4)	A detailed breakdown of “All Other Compensation” is provided in the table below.
(5)	Mr. Kingsbury joined us on August 1, 2006.
(6)	Sign-on bonus granted to Mr. Kingsbury pursuant to his initial offer letter.
(7)	Ms. Meier retired on September 1, 2006. As a result, Ms. Meier forfeited options to purchase 148,865 shares of our common stock.

Details of amounts included in “All Other Compensation” column of Summary Compensation Table

The table below provides the details of amounts included in the “All Other Compensation” table for each named executive officer.

Name	Our Contributions to Executive Officer’s Defined Contribution Plan Accounts	Payments made by us for Term Life, Long-Term Disability and Accidental Death and Dismemberment Insurance	Our Reimbursement of Financial Planning and Tax Advice Expenses	Automobile Expense Allowance	Relocation and Travel Expense Reimbursement	Payment Upon Mutual Termination of Three Year Employment Agreement	Supplemental Health Care Coverage(1)	Total
R. Lawrence Montgomery	$7,968	$3,200	—	$19,612	—	—	$50,000	$80,780
Kevin Mansell	$7,949	$3,071	$3,225	$20,692	—	—	$50,000	$84,937
Thomas Kingsbury	$2,860	$1,300	—	$2,236	$333,417	—	$50,000	$389,813
Arlene Meier	$3,966	$1,553	—	$8,000	—	$880,000	$50,000	$943,519
Wesley McDonald	$8,001	$1,631	—	$16,833	$1,500	—	$25,000	$52,965

(1)

Amounts shown are coverage limits. Our actual expense for providing this benefit may have been substantially less than the amounts shown. Coverage limits are presented for purposes of protecting the confidentiality of our executives’ actual medical expenses.

GRANTS OF PLAN-BASED AWARDS IN 2006

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Under- lying Options (#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Lawrence Montgomery	March 27, 2006	—	—	—	—	—	—	—		125,000		$51.81	$2,368,738
		$275,000	$660,000	$1,925,000	—	—	—	—		—		—	—
Kevin Mansell	March 27, 2006	—	—	—	—	—	—	—		90,000		$51.81	$1,705,491
		$239,250	$574,200	$1,674,750				—		—		—	—
Thomas Kingsbury(4)	August 1, 2006	—	—	—	—	—	—	—		200,000	(4)	$56.61	$4,141,100
	August 1, 2006	—	—	—	—	—	—	17,665	(4)	—		—	$1,000,016
		$187,500	$450,000	$1,312,500	—	—	—	—		—		—
Arlene Meier	March 27, 2006	—	—	—	—	—	—	—		90,000		$51.81	$1,705,491	(5)
		$196,250	$471,000	$1,373,750	—	—	—	—		—		—	—
Wesley McDonald	March 27, 2006	—	—	—	—	—	—	—		25,000		$51.81	$473,748
		$84,375	$337,500	$675,000	—	—	—	—		—		—	—

(1)

Awarded under our Executive Bonus Plan with respect to fiscal 2006 performance. Amounts actually earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation. Further detail regarding the 2006 awards can be found in the “Compensation Discussion & Analysis” beginning on page 17.

(2)	Awarded under our 2003 Long-Term Compensation Plan.
(3)

Amounts shown represent the full grant value of the awards computed in accordance with Financial Accounting Standards No. 123R. For a discussion of the valuation assumptions used, see Note 8 to our fiscal 2006 audited financial statements included in our Annual Report on Form 10-K.

(4)	Mr. Kingsbury began his employment with us on August 1, 2006. The stock option and restricted stock awards were initial sign-on awards.
(5)	Ms. Meier retired on September 1, 2006, at which point all of these options were cancelled and surrendered.

Equity incentives granted to our executives have historically been limited to stock options and restricted stock grants. Our executives do not participate in any other long- or short-term incentive plans.

We are currently authorized to issue equity awards under our 2003 Long-Term Compensation Plan. Awards under our 2003 Plan may be in the form of stock options; stock appreciation rights; common stock, including restricted stock; common stock units; performance units; and performance shares. Each of the individuals named in the Summary Compensation Table received one stock option grant award in fiscal 2006. Additionally, Mr. Kingsbury was granted 17,665 shares of restricted stock as part of his initial benefit and incentive package when he joined us. These grants are described in the following paragraphs.

On March 27, 2006, the Board of Directors’ Compensation Committee awarded stock options to over 1,400 members of our management. Among the recipients were Mr. Montgomery, who received an option to purchase 125,000 shares of our stock; Mr. Mansell and Ms. Meier, who each received an option to purchase 90,000 shares; and Mr. McDonald, who received an option to purchase 25,000 shares. All of those options were evidenced by written agreements that allow the recipient to purchase the vested portion of the option shares for a price of $51.81 per share, which was the closing price of a share of our stock on the date of the grant. These agreements include the following terms and conditions:

•	vesting of the options occurs in four equal installments on the first through fourth anniversaries of the date of the grant;

•	the term of the option is seven years from the date of grant;

•

if the recipient’s employment with us ends for a reason other than death, disability, retirement or any specifically approved reason, all unvested options will be canceled and forfeited and the recipient will have 90 days to exercise any vested and non-expired options;

•

if the recipient’s employment with us ends due to the recipient’s disability or retirement, all unvested options will be canceled and forfeited and the recipient will have one year to exercise any vested and non-expired options;

•	if the recipient dies while an active employee of ours all of the unvested options will immediately become vested, and the recipient’s estate will have one year to exercise all non-expired options;

•

if the recipient, at any time during the period of his or her employment and for one year following the end of employment, (a) engages directly or indirectly in any business or activity competitive with the business conducted by us or (b) engages in any activity which in the opinion of the Compensation Committee is adverse to the best interests of us, as described in the agreement, the option shall immediately lapse, and the recipient could be required to return fifty percent of the profit the recipient had gained from the exercise of any portion of the option over the previous twelve months;

•	vesting of all options is accelerated automatically upon a “change of control” of us, as defined in our 2003 Long Term Compensation Plan;

•	payment of the option exercise price may be made in cash, or in shares of our stock, or a combination of cash and our stock;

•	the option is personal to the recipient and may not be assigned, transferred or pledged in any manner.

Mr. Kingsbury began his employment with us on August 1, 2006. On July 31, 2006, our Compensation Committee approved Mr. Kingsbury’s employment agreement and associated stock option and restricted stock awards. Specifically, Mr. Kingsbury was granted an option to purchase 200,000 shares of our stock, with an exercise price equal to the closing price of a share of our stock on August 1, 2006, Mr. Kingsbury’s first day of employment with us. The options vest in five equal installments on the first through fifth anniversaries of the date of the grant. On August 1, 2006, Mr. Kingsbury was given a written stock option award agreement that included all of the terms and conditions described in the preceding paragraph. The exercise price for these options is $56.61, which was the closing price of a share of our stock on August 1, 2006. The Compensation Committee also approved a grant of restricted stock to Mr. Kingsbury with a value of $1 million, to be determined based upon the closing price of a share of our stock on August 1, 2006. On August 1, 2006, Mr. Kingsbury was given a written restricted award agreement for 17,665 restricted shares. This agreement includes the following terms and conditions:

•	the restrictions lapse in three equal installments on the first through third anniversaries of the date of the grant;

•

if Mr. Kingsbury’s employment is terminated by us for “cause” (as defined in Mr. Kingsbury’s employment agreement) or ends as a result of his disability or if Mr. Kingsbury voluntarily resigns, or if either party fails to renew his employment agreement, the vesting of the restricted shares shall immediately cease and any unvested restricted shares shall revert to us;

•	if Mr. Kingsbury’s employment is terminated due to his death, the restrictions on all of the restricted shares shall immediately lapse and the shares shall be fully vested;

•

if Mr. Kingsbury’s employment is terminated by us without “cause” (as defined in Mr. Kingsbury’s employment agreement), or by Mr. Kingsbury for “good reason” (as defined in Mr. Kingsbury’s employment agreement), the restricted shares shall, following such termination, continue to vest as scheduled through the end of the then-current term of Mr. Kingsbury’s employment agreement.

•	the restrictions on all unvested shares shall lapse and all shares shall automatically become fully vested upon a “change of control” of Kohl’s, as defined in Mr. Kingsbury’s employment agreement;

•	restricted shares may not be assigned, transferred or pledged in any manner; and

•

prior to the vesting of the restricted shares, Mr. Kingsbury has the right to vote the shares, to receive and retain all regular cash dividends paid or distributed in respect of the shares, and has all other rights as a holder of outstanding shares of our stock.

Employment Agreements

We have employment agreements with Mr. Montgomery, Mr. Mansell and Mr. Kingsbury. These agreements include the following terms:

•	the term of each agreement is three years, extended on a daily basis until either party notifies the other that the term shall no longer be so extended;

•	each executive shall receive an annual base salary, which is currently $1,100,000, $957,000, and $750,000 for Mr. Montgomery, Mr. Mansell, and Mr. Kingsbury, respectively;

•

the executives may be entitled to certain payments and other benefits upon termination of their employment or a change of control of Kohl’s, as described below in the section captioned “Potential Payments Upon Termination or Change of Control”, beginning on page 32.

On September 1, 2006, we entered into an agreement with Ms. Meier relating to her retirement. This agreement included the following terms:

•	Ms. Meier’s employment agreement, which previously had a continuous three year term, was terminated.

•	The date of Ms. Meier’s retirement as our employee was September 1, 2006.

•	The effective date of Ms. Meier’s resignation as one of our directors was February 28, 2007.

•	Ms. Meier received a lump sum income payout of $880,000 and was entitled to a bonus pursuant to our bonus plan based on our fiscal 2006 financial performance.

•	Ms. Meier retained the right for one year to exercise all vested and non-expired stock options.

•

We will continue to provide Ms. Meier and her eligible dependents with health and medical benefits, provided the benefits are reasonably available to us and Ms. Meier reimburses us for all premiums paid.

•

Ms. Meier will be entitled to participate for her lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

•	We agreed to indemnify and provide Ms. Meier with directors’ and officers’ liability insurance on a basis no less favorable than that provided to any other senior executive officer.

•	Ms. Meier provided us with a waiver of claims and general release.

•	Ms. Meier agreed not to compete with us for two years.

Executive Compensation Agreements

We have also entered into executive compensation agreements with certain key executives who do not have employment agreements. A description of the terms of Mr. McDonald’s agreement, which is virtually identical to the agreements entered into with other key executives is included below in the section captioned “Potential Payments Upon Termination or Change in Control”, beginning on page 32.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
R. Lawrence Montgomery	240,000	0		$17.0000	01/13/2013	—		—
	200,000	0		$30.5000	01/22/2014	—		—
	400,000	0		$33.3750	02/01/2014	—		—
	200,000	0		$35.5000	01/27/2015	—		—
	130,000	0		$66.2500	01/10/2016	—		—
	130,000	0		$66.3000	01/30/2017	—		—
	92,625	30,875		$50.3900	02/13/2018	—		—
	0	125,000		$51.8100	03/27/2013	—		—
Kevin Mansell	140,000	0		$17.0000	01/13/2013	—		—
	60,000	0		$23.9063	10/30/2013	—		—
	100,000	0		$30.5000	01/22/2014	—		—
	140,000	0		$33.3750	02/01/2014	—		—
	150,000	0		$35.5000	01/27/2015	—		—
	97,500	0		$66.2500	01/10/2016	—		—
	97,500	0		$66.3000	01/30/2017	—		—
	69,450	23,150		$50.3900	02/13/2018	—		—
	0	90,000		$51.8100	03/27/2013	—		—
Thomas Kingsbury	0	200,000	(2)	$56.6100	08/01/2013	—		—
	—	—		—	—	17,665	(4)	$1,292,195
Arlene Meier	100,000	0		$30.5000	01/22/2014	—		—
	30,000	0		$33.2188	04/30/2014	—		—
	100,000	0		$35.5000	01/27/2015	—		—
	89,285	0		$53.5625	11/15/2015	—		—
	65,000	0		$66.2500	01/10/2016	—		—
	97,500	0		$66.3000	01/30/2017	—		—
	69,450	0		$50.3900	02/13/2018	—		—
	0	0		$51.8100	03/27/2013	—		—
Wesley McDonald	32,142	42,858	(3)	$60.1700	08/04/2018	—		—
	10,000	10,000		$49.5600	02/25/2019	—		—
	5,000	15,000		$46.2000	02/23/2020	—		—
	0	25,000		$51.8100	03/27/2013	—		—
	—	—		—	—	3,667	(5)	$268,241

(1)

Unless otherwise noted, all option awards with unexercisable shares listed in this table vest at a rate of 25% per year over the first four years of the option term. Options granted prior to 2006 have a fifteen-year term. Options granted in 2006 have a seven-year term.

(2)	Options within this award vest at a rate of 20% per year over the first five years of the option term.
(3)	Options within this award vest at a rate of 14.29% per year over the first seven years of the option term.
(4)

On August 1, 2006, Mr. Kingsbury was awarded a sign-on grant of 17,665 restricted shares. The restrictions lapse in three equal installments on the first through third anniversaries of the date of the grant.

(5)	On January 3, 2005, Mr. McDonald was awarded 11,000 restricted shares. The restrictions lapse in three equal installments on the first through third anniversaries of the date of the grant.

OPTION EXERCISES AND STOCK VESTED IN 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. Lawrence Montgomery	550,801	$22,463,875	—	—
Kevin Mansell	116,580	$5,625,017	—	—
Thomas Kingsbury	—	—	—	—
Arlene Meier	260,000	$13,935,338	—	—
Wesley McDonald	—	—	3,667	$178,216

None of these options or stock awards were deferred.

PENSION BENEFITS

We do not maintain any pension benefit plans for our officers or directors that would otherwise be disclosable in these proxy materials.

NONQUALIFIED DEFERRED COMPENSATION

We have no retirement plans for our executive officers other than defined contribution plans. Over 300 of our executives are eligible for participation in the Kohl’s Deferred Compensation Plans, which are unfunded, unsecured plans. The Deferred Compensation Plans allow our executives to defer all or a portion of their base salary and any bonuses paid under our Executive Bonus Plan. Elections to participate in these plans are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We do not make any company contributions to the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, plus earnings (or minus losses). We deposit the deferred amounts into a trust for the benefit of plan participants. In accordance with tax requirements, the assets of the trust are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the executive from time to time but no more frequently than monthly. There are several investment options available to plan participants, including money market/fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments.

Deferred account balances are distributed to the plan participants in accordance with elections made by the executive at the time the deferral is made. These distributions may be scheduled for future years while the executive remains our employee or following the participant’s termination of employment, either in a lump sum or in installments. A separate distribution election is made by plan participants with respect to account balance distributions in the event of a change of control of Kohl’s.

The following table shows the executive contributions, earnings and account balances for the persons named in the Summary Compensation Table.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
R. Lawrence Montgomery	$664,000	$0	$60,830	$0	$1,797,576
Kevin Mansell	$447,000	$0	$49,272	$0	$644,495
Thomas Kingsbury	$0	$0	$0	$0	$0
Arlene Meier	$176,000	$0	$76,587	$36,988	$2,346,856
Wesley McDonald	$64,083	$0	$9,668	$0	$145,993

(1)	All executive contributions are included as compensation in the Summary Compensation Table. Earnings on account balances are not included in the Summary Compensation Table.
(2)

Of the amounts in this column, the following totals have been reported in the Summary Compensation Tables in this proxy statement and in our proxy statements for previous years: Mr Montgomery: $1,706,625; Mr. Mansell: $447,000; Ms. Meier: $1,752,051; and Mr. McDonald: $120,910.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon termination of their employment or a change of control of Kohl’s, our named executive officers will be entitled various payments and other benefits pursuant to their respective Employment Agreement or Executive Compensation Agreement, our Long Term Compensation Plans, our Executive Bonus Plan and our associate merchandise discount program. These payments and benefits are described below:

Mr. Montgomery

Employment Agreement

•	If Mr. Montgomery’s employment is terminated by us due to his misconduct or if Mr. Montgomery voluntarily resigns, he will not receive any severance payments;

•	If Mr. Montgomery’s employment is terminated upon his death or disability, he or his estate will receive severance in the amount of one half of his then annual base salary;

•

If Mr. Montgomery terminates his employment as a result of a significant reduction in his job status or scope of responsibilities, or if we terminate his employment during the term of his employment agreement, he will be entitled to a lump-sum severance payment equal to the sum of the following:

•	a pro rata bonus for the current fiscal year, determined on the basis of the average award made over the prior three fiscal years;

•

payment equal to the average value of stock option awards made over the prior three fiscal years, the value of which is based upon the difference between the exercise price and the market value of Kohl’s stock on the date of termination and prorated for the number of days worked by him during the year of termination; and

•

the salary, bonus and incentive compensation payable to the executive for the then remaining term of his employment agreement, determined on the basis of the executive’s then current salary and average bonus and option awards for the prior three fiscal years.

•	In the event Mr. Montgomery:

•	is terminated without cause or due to the expiration of the term of the agreement;

•	dies; or

•	terminates his employment due to a disability or as a result of a significant reduction in his job status or scope of responsibilities,

he and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits.

•	Following his termination, Mr. Montgomery will be prohibited from competing with us for a period of two years.

•

If any amount payable by Kohl’s to Mr. Montgomery would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties would be incurred by Mr. Montgomery with his respect to such excise tax, then he is entitled to receive an additional payment, the net amount of which is equal to such excise taxes, interest and penalties.

Accelerated Vesting of Stock Options

•

Our 1994 and 2003 Long Term Compensation Plans provide that in the event of a “change in control” of Kohl’s (as defined in those Plans) or upon the award recipient’s death, if the recipient is still a Kohl’s employee at the time of death, all outstanding stock option and restricted stock awards shall become immediately vested and fully exercisable. Additionally, in the event of a “change of control”:

(i)	all awards which are not paid in our common stock will be cashed out at the “change of control price” (as defined in the Plan) reduced by the exercise price, if any, applicable to such awards; and

(ii)	the Committee may, in its discretion, make such other provision relating to any award, which the Committee may deem equitable.

•	Mr. Montgomery has certain outstanding and unvested stock options that will immediately vest in accordance with these provisions.

Executive Bonus Plan

Our Executive Bonus Plan applicable to bonuses earned during the 2006 fiscal year generally requires that an executive must remain employed for a full fiscal year in order to be eligible to receive a bonus for that fiscal year. However, executives who terminate due to disability or retirement are eligible to receive a pro rated bonus, based on full months of service during the fiscal year. The estate of an executive who terminates due to death is entitled to a full bonus for the fiscal year under the Executive Bonus Plan.

Non-Contractual Benefit Upon Retirement

In addition to his contractual benefits, upon his retirement, Mr. Montgomery will be entitled to participate for his lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

The following table shows the potential payments to Mr. Montgomery upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. Montgomery’s stock options that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a February 2, 2007 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a February 2, 2007 effective date of a “change of control” and a $73.15 “change of control price” of our common stock, which was the February 2, 2007 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” are assumed to have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause	Termination due to Disability	Death		Change of Control		Retirement
Severance Payment — Salary Continuation	—	—	$3,300,000	$550,000	$550,000		—		—
Severance Payment — Bonus Payments	—	—	$613,400	—	—		—		—
Pro Rated Bonus(1)			$204,467	$1,764,583	$1,925,000		—		$1,764,583
Pro Rated Option Payment	—	—	$936,953	—	—		—		—
Value of Accelerated Stock Options	—	—	—	—	$3,370,215	(2)	$3,370,215	(2)	—
Tax Gross-up	—	—	—	—	—		—		—

TOTAL	$0	$0	$5,054,820	$2,314,583	$5,845,215		$3,370,215		$1,764,583

(1)

The entire hypothetical bonus for 2006 (either based on actual or a three-year average) as the case may be, is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies). Note that an incentive bonus for fiscal 2006 has already been reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Reflects the value of all of Mr. Montgomery’s 155,875 unvested options at the February 2, 2007 closing price of $73.15 per share.

Mr. Mansell

Employment Agreement

The terms and conditions of Mr. Mansell’s employment agreement with respect to payments, benefits and non-competition upon termination are virtually identical to those described above for Mr. Montgomery.

Accelerated Vesting of Stock Options

Vesting of certain of Mr. Mansell’s stock options would accelerate upon the occurrence of a “change of control” or upon his death, in the event he dies while our employee in the same manner as described above with respect to Mr. Montgomery’s stock options.

Executive Bonus Plan

If his employment is terminated as a result of his disability, retirement or death, Mr. Mansell or his estate would be entitled to a full or prorated bonus pursuant to our Executive Bonus Plan in the same manner as described above with respect to Mr. Montgomery.

Non-Contractual Benefit Upon Retirement

Upon his retirement, Mr. Mansell would also be entitled to participate for his lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

The following table shows the potential payments to Mr. Mansell upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. Mansell’s stock options that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a February 2, 2007 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a February 2, 2007 effective date of a “change of control” and a $73.15 “change of control price” of our common stock, which was the February 2, 2007 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” are assumed to have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause	Termination due to Disability	Death		Change of Control		Retirement
Severance Payment — Salary Continuation	—	—	$2,871,000	$478,500	$478,500		—		—
Severance Payment — Bonus Payments	—	—	$535,620	—	—		—		—
Pro Rated Bonus(1)	—	—	$178,540	$1,535,188	$1,674,750		—		$1,535,188
Pro Rated Option Payment	—	—	$702,525	—	—		—		—
Value of Accelerated Stock Options	—	—	—	—	$2,447,494	(2)	$2,447,494	(2)	—
Tax Gross-up	—	—	—	—	—		—		—

TOTAL	$0	$0	$4,287,685	$2,013,688	$4,600,744		$2,447,494		$1,535,188

(1)

The entire hypothetical bonus for 2006 (either based on actual or a three-year average, as the case may be) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies). Note that an incentive bonus for fiscal 2006 has already been reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Reflects the value of all of Mr. Mansell’s 113,150 unvested options at the February 2, 2007 closing price of $73.15 per share.

Mr. Kingsbury

Employment Agreement

•	If Mr. Kingsbury’s employment is terminated by us due to his misconduct or if Mr. Kingsbury voluntarily resigns, he will not receive any severance payments;

•

If Mr. Kingbury’s employment is terminated upon his death or disability or due to our non-renewal of his employment agreement, he or his estate is entitled to receive a prorated bonus for the year in which the termination occurs and he or his estate will receive severance in the amount of one half of his then annual base salary.

•

If Mr. Kingsbury terminates his employment as a result of a material reduction in his job status or scope of responsibilities, or if we terminate his employment during the term of his employment agreement (generally, three years) and the termination is not in connection with a “change of control” (as described below), he will be entitled to:

•

a pro rata bonus for the current fiscal year, determined on the basis of the average award made over the prior three fiscal years and paid at the same time as other executives receive their bonus for that year;

•	salary for the remaining term of his employment agreement, payable in accordance with Kohl’s normal payroll practice;

•	continued vesting of his stock options throughout the remainder of the term of his employment agreement; and

•	outplacement services of up to $20,000.

•

If Mr. Kingsbury terminates his employment as a result of disability or due to a material reduction in his job status or scope of responsibilities, or if we terminate his employment during the term of his employment agreement, he is entitled to similar health care and supplemental executive medical plan coverage as is provided for in Mr. Montgomery’s agreement.

•

Mr. Kingsbury is entitled to a tax gross up similar to that provided for in Mr. Montgomery’s agreement in the event any amount payable to him by Kohl’s is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended.

•

If, within one year following a “change of control” of Kohl’s (as defined in the agreement) Mr. Kingsbury’s employment is terminated by us during the term of the agreement or by Mr. Kingsbury as a result of our breach of his agreement, our requiring him to relocate, or a significant reduction in his job status, salary or scope of responsibilities, Mr. Kingsbury will be entitled to the following severance benefits;

•	a prorated portion of his bonus award for the current year, if any;

•	limited outplacement services;

•	limited continuation of health insurance benefits at Mr. Kingsbury’s expense; and

•	a lump sum severance payment equal to the sum of:

•	his base salary for the remaining term of his agreement, but not less than 2.9 years; and

•

his average annual bonus, determined on the basis of the average award made over the prior three fiscal years, multiplied by the then remaining term of his agreement, but not more than 2.9 years. If he has received less than three years’ incentive compensation, the Company may calculate an appropriate average.

•	Following his termination, Mr. Kingsbury will be prohibited from competing with us for a period of one year.

•

In all cases, our obligation to pay severance is contingent upon Mr. Kingsbury’s execution of a general release of claims against us, and except in the case of termination following a change of control, severance payments are subject to offset for any compensation from other sources received by Mr. Kingsbury during the period during which the severance is to be paid.

Accelerated Vesting of Stock Options and Restricted Shares

Vesting of certain of Mr. Kingsbury’s stock options and restricted shares would accelerate upon the occurrence of a “change of control” of Kohl’s or upon his death, in the event he dies while our employee pursuant to our 2003 Long Term Compensation Plan in the same manner as described above with respect to Mr. Montgomery’s stock options. In addition, Mr. Kingsbury’s restricted stock agreement provides for continued vesting of the shares for the remainder of the term of his employment agreement if he terminates his employment as a result of a material reduction in his job status or scope of responsibilities or if we terminate his employment during the term of his employment agreement.

Executive Bonus Plan

If his employment is terminated as a result of his disability, retirement or death, Mr. Kingsbury would be entitled to a full or prorated bonus pursuant to our Executive Bonus Plan in the same manner as described above with respect to Mr. Montgomery.

Non-Contractual Benefit Upon Retirement

In addition to his contractual benefits, upon his retirement, Mr. Kingsbury will be entitled to participate for his lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

The following table shows the potential payments to Mr. Kingsbury upon termination of his employment during the term of his employment agreement. Also shown is the value of Mr. Kingsbury’s stock options and restricted shares that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a February 2, 2007 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a February 2, 2007 effective date of a “change of control” and a $73.15 “change of control price” of our common stock, which was the February 2, 2007 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” are assumed to have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)		Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death		Change of Control		Retirement
Severance Payment — Salary Continuation	—	—	$2,175,000		$2,175,000	$375,000	$375,000		—		—
Severance Payment —Bonus Payments	—	—	—		$420,500	—	—		—		—
Pro Rata Bonus(1)	—	—	—		—	$1,203,125	$1,312,500		—		$1,203,125
Outplacement	—	—	$20,000		$20,000	—	—		—		—
Value of Unvested Restricted Stock	—	—	$1,292,195	(2)	Fully Vested Upon Change of Control	—	$1,292,195	(2)	$1,292,195	(2)	—
Value of Unvested Stock Options	—	—	$3,308,000	(3)	Fully Vested Upon Change of Control	—	$3,308,000	(3)	$3,308,000	(3)	—
Tax Gross-up	—	—	—		—	—	—		—		—

TOTAL	$0	$0	$6,795,195		$2,615,500	$1,578,125	$6,287,695		$4,600,195		$1,203,125

(1)

The entire hypothetical bonus for 2006 (either based on actual or a three-year average, as the case may be) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies). Note that an incentive bonus for fiscal 2006 has already been reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Reflects the value of Mr. Kingsbury’s 17,665 unvested restricted shares at the February 2, 2007 closing price of $73.15 per share.
(3)	Reflects the value of Mr. Kingsbury’s 200,000 unvested options at the February 2, 2007 closing price of $73.15 per share.

Mr. McDonald

Executive Compensation Agreement

•

If Mr. McDonald’s employment is terminated by us due to certain misconduct or Mr. McDonald’s voluntary resignation, he shall not receive any severance benefits, except that in the case his voluntary resignation, he shall receive a severance payment in an amount equal to fifty percent of his then current annual salary, payable over the following year;

•

If Mr. McDonald terminates his employment due to bona fide retirement, he shall not receive any severance benefits except a severance payment in an amount equal to fifty percent of his then current annual salary, payable over the following year and a prorated bonus award for the current year, if any;

•

If Mr. McDonald’s employment is terminated upon his death, no severance payments shall be made, except that Mr. McDonald’s estate shall be entitled to a prorated portion of his bonus award for the current year, if any;

•

If Mr. McDonald’s employment is terminated as a result of his disability, he will receive salary continuation for a period of six months, plus a prorated portion of his bonus award for the current year, if any;

•

If Mr. McDonald’s employment is involuntarily terminated by us or by Mr. McDonald for “good reason” (such as if we require Mr. McDonald to relocate, or significantly reduce Mr. McDonald’s job status, salary or scope of responsibilities) and the termination does not occur in connection with a “change of control” as described below, Mr. McDonald will be entitled to the following severance benefits:

•	salary continuation for a two (2) year period;

•	a prorated portion of his bonus award for the current year, if any;

•	limited outplacement services;

•	limited continuation of health insurance benefits at Mr. McDonald’s expense;

•	accelerated vesting of all outstanding stock options and restricted shares that would have vested during the two years following the date of termination.

•

If, within one year following a “change of control” of Kohl’s (as defined in the Agreement), Mr. McDonald’s employment is involuntarily terminated by us, or by Mr. McDonald for “good reason”, Mr. McDonald will be entitled to the following severance benefits:

•	limited outplacement services;

•	limited continuation of health insurance benefits at Mr. McDonald’s expense;

•	a lump sum severance payment equal to two times the sum of:

•	Mr. McDonald’s then current annual salary;

•	the average annual bonus award payments paid to Mr. McDonald over the prior three fiscal years.

•

In all cases, our obligation to pay severance is contingent upon Mr. McDonald’s execution of a general release of claims against us, and except in the case of termination following a change of control, severance payments are subject to offset for any compensation from other sources received by Mr. McDonald during the period during which the severance is to be paid.

•	Following his termination, Mr. McDonald will be prohibited from competing with us for a period of one year.

Accelerated Vesting of Stock Options and Restricted Shares

Vesting of certain of Mr. McDonald’s stock options and restricted shares would accelerate upon the occurrence of a “change of control” of Kohl’s or upon his death, in the event he dies while our employee pursuant to our 2003 Long Term Compensation Plan in the same manner as described above with respect to Mr. Montgomery’s stock options.

Executive Bonus Plan

If his employment is terminated as a result of his disability, retirement or death, Mr. McDonald would be entitled to a full or prorated bonus pursuant to our Executive Bonus Plan in the same manner as described above with respect to Mr. Montgomery.

The following table shows the potential payments to Mr. McDonald upon a termination of his employment. Also shown is the value of Mr. McDonald’s stock options and restricted shares that would vest upon the occurrence of a “change of control” of Kohl’s. The amounts shown in the table assume a February 2, 2007 employment termination date, and do not reflect salary and bonus accrued as of that date. Also assumed is a February 2, 2007 effective date of a “change of control” and a $73.15 “change of control price” of our common stock, which was the February 2, 2007 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” are assumed to have the meanings given to these terms in our 2003 Long Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)		Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death		Change of Control		Retirement
Severance Payment — Salary Continuation	$337,500	—	$1,350,000		$1,350,000	$337,500	$337,500		—		$337,500
Severance Payment — Bonus Payments	—	—	—		$216,667	—	—		—		—
Outplacement	—	—	$20,000		$20,000	—	—		—
Pro Rata Bonus(1)	—	—	$675,000		—	$618,750	$675,000		—		$618,750
Value of Accelerated Restricted Stock	—	—	$268,241	(2)	Fully Vested Upon Change of Control	—	$268,241	(2)	$268,241	(2)	—

Value of Accelerated Stock Options	—	—	$1,050,285	(3)	Fully Vested Upon Change of Control	—	$1,729,947	(4)	$1,729,947	(4)	—

TOTAL	$337,500	$0	$3,363,526		$1,586,667	$956,250	$3,010,688		$1,998,188		$956,250

(1)

The entire hypothetical bonus for 2006 (either based on actual or a three-year average, as the case may be) is shown here as this table illustrates the effect of a termination at the end of the year (thus, a full pro-ration applies). Note that an incentive bonus for fiscal 2006 has already been reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Assumes accelerated vesting of all of Mr. McDonald’s 3,667 unvested restricted shares. Also assumes that all such shares are sold at the February 2, 2007 closing price of $73.15 per share.
(3)

Reflects the value of all of Mr. McDonald’s 53,928 options that would otherwise have vested in the two year period following the assumed date of termination at the February 2, 2007 closing price of $73.15 per share.

(4)	Reflects the value of all of Mr. McDonald’s 92,858 unvested shares at the February 2, 2007 closing price of $73.15 per share.

Equity Compensation Plan Information

The following table provides information as of February 3, 2007 regarding shares outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	15,225,695	$49.21	8,524,513
Equity compensation plans not approved by security holders(2)	—	—	—

Total	15,225,695	$49.21	8,524,513	(1)

(1)

The Company will grant no more than 4,500,000 stock options and 200,000 restricted, or “full value” shares under all equity compensation plans prior to the Company’s Annual Meeting of Shareholders on May 2, 2007. The term of any such stock options shall be ten years or less.

(2)	All of our existing equity compensation plans have been approved by shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports with the SEC disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2006, all of such forms were filed on a timely basis by reporting persons.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), are responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on management’s assertion about the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management and Ernst & Young. The Audit Committee has also discussed and reviewed with Ernst & Young the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee obtained from Ernst & Young the written disclosures and the letter required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee has also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining their independence, and has satisfied itself with respect to Ernst & Young’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 3, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:

R. Elton White, Chair

Wayne Embry

John F. Herma

Stephen E. Watson

ITEM TWO

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our and our subsidiaries’ independent registered public accounting firm for fiscal 2007. This selection is being presented to you for your ratification. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Board of Directors of Ernst & Young as our and our subsidiaries’ independent registered public accounting firm for fiscal 2007. We have been advised by Ernst & Young that they are independent certified public accountants with respect to us within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such act.

A representative from Ernst & Young is expected to be at the annual meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Paid to Ernst & Young

We paid the following fees to Ernst & Young for fiscal 2006 and fiscal 2005:

	Fiscal 2006	Fiscal 2005
Audit Fees	$694,038	$695,325
Audit-Related Fees	3,700	37,710
Tax Fees	38,132	14,193
All Other Fees	0	0

Total	$735,870	$747,228

Audit Fees. Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q and reviews of our registration statements. Included in Audit Fees are fees for services related to the certification of our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related services for 2005 generally included benefit plan audits. Beginning in fiscal 2006, these audits were performed by another audit firm. The audit-related fees for fiscal 2006 relate to consent fees charged by Ernst & Young for the use of their opinion in benefit plan audits.

Tax Fees. The increase in tax fees for fiscal 2006 is primarily attributable to tax advice rendered in relation to our sale of our credit card portfolio.

All Other Fees. We did not pay any fees to Ernst & Young during the last two fiscal years for financial system design and implementation.

Pre-approval Policies and Procedures

Our Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination on whether non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure such services are within the parameters approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT

OF ERNST & YOUNG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ITEM THREE

OUR PROPOSAL TO AMEND

OUR 2003 LONG-TERM COMPENSATION PLAN

Our 2003 Long-Term Compensation Plan, was adopted by our Board of Directors in March 2003 and approved by our shareholders in May 2003 for a term of 10 years. The Board of Directors believes that long-term incentive compensation programs align the interests of management, employees and our shareholders to create long-term shareholder value by helping us recruit, reward, motivate and retain talented personnel. The 2003 Long-Term Compensation Plan provides for the grant of options to purchase shares of our common stock, stock appreciation rights (“SARs”), restricted stock, performance shares, performance units, and deferred stock units (each referred to herein as “awards”) to our employees. As of February 3, 2007, there were approximately 1,900 of our associates participating in the 2003 Plan.

Proposed Amendments

In February 2007, our Board of Directors approved a proposal to amend the 2003 Long-Term Compensation Plan, subject to shareholder approval. We are now seeking shareholder approval of these proposed amendments. The proposed amendments:

•	increase the number of shares available for awards from 15,000,000 to 31,000,000;

•	decrease the number of shares available for awards as Stock Awards or Performance Shares from 7,500,000 to 3,000,000;

•	extend the term of the Plan to March 1, 2017;

•	modify slightly the list of permissible performance criteria that may be used in conjunction with performance-based awards;

•	limit to $2,500,000 the maximum cash payout of performance units granted to any person in any fiscal year;

•	limit the term of awards granted after May 2, 2007 to ten years (five years in the case of incentive stock options);

•	eliminate automatic accelerated vesting upon a “change in control” of Kohl’s for awards granted after May 2, 2007;

•

impose a requirement for shareholder approval of any repricing, replacement or repurchase of any stock options or stock appreciation rights a time when the market price of our stock is lower than the applicable exercise price of such stock options or stock appreciation rights;

•

provide technical adjustments to allow compliance with new and proposed rules under Section 409A of the Internal Revenue Code discussed below under the caption “Section 409A” and with Internal Revenue Code Section 162(m); and

•	make other minor administrative changes.

Description of the Amended and Restated 2003 Plan

The following discussion is qualified in its entirety by the text of the proposed Amended and Restated 2003 Long Term Compensation Plan which is attached to this proxy statement as Annex A. For your convenience, Annex A is marked to highlight the proposed amendments, with additions indicated by underlining and deletions shown as stricken text.

Key features of the Amended and Restated 2003 Plan include the following:

•	the 2003 Plan is administered by the Compensation Committee, which is comprised solely of independent directors;

•	the aggregate number of shares of common stock authorized under the Plan is 31,000,000;

•	there is a cap of 3,000,000 on stock awards and performance shares;

•

no participant may receive options or stock appreciation rights for more than 1,500,000 shares in any twelve-month period or receive performance units during any fiscal year with a maximum cash payout in excess of $2.5 million;

•	no participant may receive stock awards or performance shares in an amount in excess of $2.5 million during any twelve-month period;

•	the exercise price of options may not be less than the fair market value of the common stock on the date of grant; and

•	options may not be “repriced” after the date of grant without shareholder approval, except as provided in the 2003 Plan for stock splits, recapitalization and similar events.

Administration

The Board of Directors has delegated administration of the Amended and Restated 2003 Plan to the Committee, which is comprised solely of independent directors. The Committee has final authority, subject to the express provisions of the 2003 Plan, to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operations and administration of the Plan; (c) select persons to receive awards under the Plan; (d) determine the form of awards and the number of shares or other units subject to awards, (e) determine the terms, conditions, restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting, (f) determine the performance goals, if any, which will be applicable to awards, (g) grant waivers of Plan terms, conditions, restrictions, and limitations as deemed appropriate, (h) accelerate the vesting, exercise, or payment of awards or the performance period of awards when such action or actions would be in the best interest of the Company, and (i) take any and all other action the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee, in its discretion, may delegate its authority and duties under the Plan to the chief executive officer and/or to other senior officers of the Company; provided, however, only the Committee may select and grant awards to senior officers and directors.

Eligibility

Any employee or member of the Board of Directors of Kohl’s or any of our subsidiaries is eligible to receive an Award. Approximately 1,900 of our employees are anticipated to be eligible for participation in the Amended and Restated 2003 Plan.

General Terms and Conditions of Awards

Under the Amended and Restated 2003 Plan, the Committee may grant various forms of incentive awards, including: (i) stock options, (ii) stock appreciation rights, (iii) stock awards, (iv) performance units, or (v) performance shares. For awards granted after May 2, 2007, the term of the awards may be up to 10 years from the date the award is granted, with the exception of incentive stock options, where the term shall not exceed five years in the case of an award to a holder of greater than ten percent of the Company’s common stock. The general terms and conditions of these awards are described below:

Stock options

Stock options granted under the Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options, which are options that do not qualify as ISOs. Stock options entitle the holder to purchase shares of common stock during a specified period at a purchase price set by the Committee, which must be at least 100% of the fair market value of the common stock on the grant date.

Stock appreciation rights

A stock appreciation right (“SAR”), is the right, denominated in shares of common stock, to receive upon exercise, without payment to the Company, an amount equal to the excess of the fair market value of the common stock on the exercise date over the fair market value of the stock on the grant date. The Committee may grant SARs to participants as either freestanding awards or as awards related to stock options. For SARs related to an option, the terms and conditions of the grant will be substantially the same as the terms and conditions applicable to the related option, and exercise of either the SAR or the option will cause the cancellation of the other. The Committee will determine the terms and conditions applicable to awards of freestanding SARs.

Stock awards

Stock awards may be in the form of shares of common stock, restricted shares of common stock or stock “units”, which are bookkeeping entries representing such shares. Restricted shares of common stock are shares that are transferred by us to a participant and that are subject to a substantial risk of forfeiture and to restrictions on sale or transfer for a period of time. The Committee will determine the amounts, terms, and conditions (including the attainment of performance goals, restrictions on transfer and continued employment) of any grant of restricted stock. The Committee may, in its discretion, grant to the participants to whom restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends. Stock “units” are similar to shares of restricted common stock, except that the shares of stock are not issued to the participant until after the end of the restriction period and any other applicable conditions are satisfied. Stock Awards may also be paid in cash rather than stock, or in a combination of cash and stock.

Performance units

Performance units are the right to receive a payment upon the attainment of specified criteria. The Committee will establish the applicable criteria and all other terms applicable to the grant at the time the performance units are awarded.

Performance shares

Performance shares represent the right to receive a payment at a future date based on the value of common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. The Committee shall establish the applicable criteria and all other terms applicable to the grant at the time the performance shares are awarded.

Shares Of Common Stock Available; Award Limits

The maximum number of shares of our common stock subject to awards granted under the Amended and Restated Plan is 31,000,000 shares, all of which may be incentive stock options. The maximum number of such shares subject to awards that are not stock options and stock appreciation rights is 3,000,000 shares. No Plan participant will be eligible to receive options and stock appreciation rights for more than 1,500,000 shares during any twelve-month period, and no Plan participant shall be eligible to receive an aggregate amount of awards, other than options, stock appreciation rights or performance units in an amount in excess of $2,500,000 during any twelve-month period. No Plan participant will be eligible to receive performance units under the Plan during any fiscal year with a maximum cash payout in excess of $2,500,000. If there is any change in the number of outstanding shares of common stock through the declaration of stock dividends, stock splits or the like, the number of shares available for awards, the shares subject to any award and the option prices or exercise prices of awards shall be automatically adjusted. In the event of other changes in our capital structure, the Compensation Committee shall make appropriate adjustments in the maximum number of shares of common stock which may be issued under the Plan and any adjustments and/or modifications to outstanding awards as it deems appropriate.

Effect of Change of Control

For all awards granted on or prior to May 2, 2007, in the event of a “change in control” of Kohl’s (as defined in the Plan), (i) all outstanding awards shall become immediately vested and fully exercisable and, if there were performance goals, that such performance goals had been attained at the target level or the equivalent thereof; (ii) all awards which are not paid in our common stock will be cashed out at the “Change of Control Price” (as defined in the Plan) reduced by the exercise price, if any, applicable to such awards; and (iii) the Committee may, in its discretion, make such other provision relating to any award, which the Committee may deem equitable.

For awards granted after May 2, 2007, immediate vesting, attainment of targets and cash payment of awards is discretionary with the Committee following a change of control, rather than automatic.

Amendments

Except where shareholder approval is required by law, the Plan may be suspended or terminated by the Board of Directors at any time, but the termination or suspension shall not, without the consent of a participant, adversely affect the rights of such participant under an outstanding award. The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid award, whether earned or unearned, including awards earned but not yet paid, or substitute another award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding award which, in the opinion of the Committee, is materially adverse to the participant, or any amendment or termination which, in the opinion of the Committee, may subject the participant to liability under Section 16 of the Exchange Act, shall require the participant’s consent. The exercise price of a stock option shall not be reduced by the Committee without the consent of our shareholders, other than in the event of changes in our capital structure, as set forth above.

Accounting Treatment

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) on January 30, 2005. SFAS 123(R) requires the estimated fair market value of all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations.

Certain Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences relating to awards granted under the plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the plan, including state, local or foreign tax consequences.

Non-qualified Options

The grant of a non-qualified option will have no federal income tax consequences to us or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and we will ordinarily be entitled to a deduction for such amount. The holder of shares acquired upon exercise of a non-qualified option will, upon a subsequent disposition of such shares, generally recognize a short-term or long term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation.

Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Amended and Restated 2003 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to awards issued under the Plan) are not entirely clear.

ISOs

Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to us for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise. If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) we will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

SARs

The grant of a SAR will have no federal income tax consequences to us or to a participant. Upon the exercise of a SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any of our common stock received plus the amount of any cash received, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise. The basis of shares received upon the exercise of a SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Stock Awards

The grant of restricted shares is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restriction lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes. We or one of our subsidiaries will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

Performance Units and Performance Shares

A participant will not be deemed to have received taxable income upon the grant of performance units or performance shares. Upon distribution of common stock or cash in respect of the performance units or performance shares, a participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant or the amount of cash received. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. Upon the distribution of such shares of common stock or cash, we or one of our subsidiaries will generally be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant.

Plan Benefits

It is not presently possible to determine the benefits that will be received by participants in the 2003 Plan in fiscal 2007 or in future years. However, set forth below are the awards that were granted under the 2003 Plan during fiscal 2006:

Plan Benefits

2003 Long-Term Compensation Plan

	Stock Options	Stock Awards
R. Lawrence Montgomery Chief Executive Officer	125,000	0
Kevin Mansell President	90,000	0
Thomas Kingsbury Senior Executive Vice President	200,000	17,665
Arlene Meier Retired Chief Operating Officer	90,000	0
Wesley McDonald Executive Vice President, Chief Financial Officer	25,000	0
Executive officers as a group	530,000	17,665
Non-executive director group	N/A	N/A
Non-executive officers employee group	3,130,697	19,725

Further information about the equity awards can be found in the “Grants of Plan-Based Awards” table.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND

RESTATED 2003 LONG TERM COMPENSATION PLAN.

ITEM FOUR

OUR PROPOSAL

TO APPROVE OUR EXECUTIVE BONUS PLAN

Our Board of Directors has approved an Executive Bonus Plan (“Bonus Plan”) effective as of February 4, 2007. The Bonus Plan is intended to operate substantially in the same manner as our existing executive bonus plan, except that payments under the Bonus Plan are intended to qualify under Section 162(m) of the Internal Revenue Code, excludable from the $1 million limitation on deductible compensation for certain of our named executive officers.

The following discussion is qualified in its entirety by the text of the Bonus Plan, which is attached to this proxy statement as Annex B.

Key features of the Bonus Plan include the following:

•	The Bonus Plan is administered by the compensation committee, which is comprised solely of independent directors.

•

Bonus amounts are tied to any one or more of the following six performance goals, as determined by the compensation committee: net income, net income per share, operating income, return on investment, net sales or comparable store sales. The compensation committee selects which performance goals will apply in any fiscal year.

•	Bonus amounts are based on a percentage of the participant’s salary, as determined by the compensation committee, if and to the extent that the relevant performance goals are achieved.

•	The maximum bonus any person can earn in any year under the Bonus Plan is $5 million.

Eligibility

Participation in the Bonus Plan is limited to our named executive officers and any other participant designated by the compensation committee. Awards for fiscal 2007 have been made to 16 persons, subject to shareholder approval of the Bonus Plan.

Awards

During the first 90 days of the fiscal year, the compensation committee will fix the objective criteria for determining whether an award will be payable and, if so, the amount of the award applicable to that fiscal year. As noted above, the performance criteria among which the compensation committee may select are net income, net income per share, operating income, return on investment, net sales or comparable store sales, to be used singularly or in combination, to measure performance of the entire company or an applicable division or subsidiary. The performance criteria and the percentage of base salary awarded for achieving the goals may vary from year to year. At the time the performance goals are established, the compensation committee will determine whether the performance goals shall be determined with or without regard to changes in accounting, extraordinary or nonrecurring items, or changes in income tax rates.

The awards for our fiscal 2007 bonuses to participants in the Bonus Plan have been established, subject to shareholder approval of the Bonus Plan. For Messrs. Montgomery, Mansell and Kingsbury, they range from 0% to 175% of fiscal 2007 salary, with a threshold of 25% and a target of 60%. For Executive Vice Presidents, they range from 0% to 100% of fiscal 2007 salary, with a threshold of 12.5% and a target of 50%. The awards are based on net income goals, as has been our practice in prior years.

It is not presently possible to determine the dollar amounts that will be received by participants in the Bonus Plan in fiscal 2007 or in future years. However, set forth below are the amounts that were paid to certain persons under our existing executive bonus plan for fiscal 2006.

Plan Benefits Executive Bonus Plan Dollar Value ($)
R. Lawrence Montgomery Chief Executive Officer	$1,925,000

Kevin Mansell President	$1,674,750

Thomas Kingsbury Senior Executive Vice President	$1,312,500

Arlene Meier Retired Chief Operating Officer	$1,373,750

Wesley McDonald Executive Vice President, Chief Financial Officer	$675,000

Executive officers as a group	$6,961,000

Non-executive director group	N/A

Non-executive officers employee group	$6,523,300

Even if the performance goals applicable to a participant have been met, the compensation committee may, in its discretion, reduce or eliminate entirely an award to reflect any extraordinary item or such other factors as it may deem relevant if it determines that such an adjustment would be in the best interests of our shareholders.

Payment of Awards

Before any award may be paid, the compensation committee must certify that the performance goals and other requirements of the Bonus Plan have been satisfied. Awards will be paid out as soon as practicable thereafter. If approved by the compensation committee, a participant may defer receipt of an award by filing a timely election pursuant to our 2005 Executive Deferred Compensation Plan or any successor plan.

Amendment of Bonus Plan

The compensation committee may amend or terminate the Bonus Plan at any time, subject to shareholder approval if required by Section 162(m) of the Internal Revenue Code. Under existing law, in order to maintain qualification of the Bonus Plan under Section 162(m) of the Internal Revenue Code, shareholders must reapprove the Bonus Plan no less often than every five years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR APPROVAL OF THE EXECUTIVE BONUS PLAN.

ITEM FIVE

OUR PROPOSAL TO AMEND OUR

ARTICLES OF INCORPORATION TO ALLOW THE BOARD OF

DIRECTORS TO INSTITUTE A MAJORITY

VOTE REQUIREMENT FOR THE ELECTION OF DIRECTORS

Overview of Proposal

We are a Wisconsin corporation. Under Wisconsin’s corporation laws, directors are elected by a plurality unless another standard is provided in our Articles of Incorporation. A plurality means that the nominees receiving the highest number of votes cast will be elected. The Board of Directors and its Governance & Nominating Committee have regularly considered the merits of establishing a majority vote requirement for the election of directors in uncontested elections, whereby the number of shares voted “for” a director must exceed the number of votes cast “against” that director. The Board recognizes the growing sentiment of our shareholders that a majority voting standard for the election of directors would increase the Board’s accountability. In fact, a majority of our shareholders represented at the 2006 Annual Meeting of Shareholders voted in favor of a shareholder proposal on establishing a ‘majority vote’ requirement for the election of directors. In light of corporate governance trends and shareholder sentiment, the Board, upon the recommendation of the Governance & Nominating Committee, has determined that establishing a majority vote standard for the election of directors would be in the best interests of Kohl’s and its shareholders. Accordingly, the Board has unanimously adopted resolutions approving amendments to our Articles of Incorporation allowing the establishment of the majority vote standard in uncontested elections, declaring the advisability of the amendments and recommending them to you.

The amendment to our Articles of Incorporation provides that directors shall be elected by a plurality vote, but that the Board may determine for any uncontested election that directors shall be elected by a majority vote. If the Board does not provide for majority vote in any election, then the plurality vote standard would apply. In addition, the majority vote standard would not be applicable in contested elections. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If this proposal is approved by our shareholders, the Board intends to modify its Corporate Governance Guidelines to require a majority vote in uncontested elections of Directors, together with the director resignation policy described below, to be effective beginning with the director elections at the 2008 Annual Meeting of Shareholders.

The effect of our approach is the same as that of most companies which have adopted a majority vote standard in their bylaws. The boards of those companies generally retain the right to amend the bylaws unilaterally, without shareholder approval, to revert back to a plurality voting standard. Our Board believes that retaining this flexibility is in the best interest of our shareholders. Under Wisconsin law, we cannot mandate a majority vote standard in our Articles of Incorporation while retaining the Board’s authority to provide for a plurality vote should circumstances change and the Board determine that such action is in the best interests of our shareholders.

Director Resignation Policy

Simultaneously with establishing a majority vote requirement for the election of directors, the Board intends to enact a director resignation policy. This policy will require any nominee who is serving as a director who fails to receive a majority vote to offer to tender his or her resignation to the Board of Directors. The Governance & Nominating Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Governance & Nominating Committee’s recommendation and publicly disclose its decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board of Director’s decision.

If a nominee who was serving as a director fails to receive a majority vote and therefore is not elected at the Annual Meeting, that director would continue to serve on the Board as a “holdover director” under Wisconsin law until the resignation is accepted and the Board either reduces the size of the Board or elects a successor. The resignation policy will not affect nominees who were not already serving as a director. If any such nominee fails to receive a majority vote, that nominee would not become a director.

Vote Required

The affirmative vote of shareholders holding at least 80% of the shares of our common stock issued and outstanding as of the record date is required for approval of this proposal. All abstentions and failures to return a proxy card will have the same effect as a vote against this proposal.

Proposed Amendment

The proposed amendment to the Articles of Incorporation are set forth below, with additions indicated by underlining:

ARTICLE V

Board of Directors

(a) Number of Directors, Tenure and Qualifications. Except as provided pursuant to subparagraph (d) of this Article V, the number of directors constituting the Board of Directors of the corporation shall be such number, not less than 5 nor more than 15, as from time to time shall be determined by the then authorized number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The term of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2007 annual meeting of shareholders shall expire at such time. From and after the election of directors at the 2007 annual meeting of shareholders, the directors shall be elected to hold office until the next annual meeting of shareholders and until such director’s successor shall be elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal from office.

(b) Vacancies. Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or resulting from death, resignation, disqualification, removal or otherwise, other than a vacancy with respect to a director elected as provided pursuant to subparagraph (d) of this Article V, shall be filled by the vote of the majority of the directors then in office (excluding directors, if any, elected as provided pursuant to subparagraph (d) of this Article V), even if less than a quorum, or by a sole remaining director. If no director remains in office, any vacancy may be filled by the shareholders. Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting of shareholders and until such director’s successor shall be elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal from office.

(c) Removal of Directors. Exclusive of directors, if any, elected as provided pursuant to subparagraph (d) of this Article V, a director of the corporation may be removed from office prior to the expiration of this term of office at any time, but only for cause and only by the affirmative vote of a majority of the outstanding shares of capital stock of the corporation entitled to vote with respect to the election of such director at a meeting of the shareholders duly called for such purpose.

(d) Directors Elected by Preferred Shares. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Shares issued by the corporation shall have the right, voting pursuant to the term of such Preferred Shares, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such Preferred Shares. Unless expressly provided by such terms, directors so elected shall not be divided into classes and, during the prescribed terms of office of such directors, the Board of Directors shall consist of such number of directors determined as provided in subparagraph (a) of this Article V plus the number of directors determined as provided in this subparagraph (d) of this Article V.

(e) Shareholder Nominations. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the corporation.

(f) Amendment or Repeal. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the shareholders of 80% or more of the combined voting power of the then outstanding shares of stock entitled to vote on the matter, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article V.

(g) Voting for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Notwithstanding the foregoing, the Board of Directors may determine for any uncontested election of directors that a director shall be elected to a new term only if the director receives the affirmative vote of a majority of the votes cast. If any incumbent director fails to receive such required vote, he or she shall continue to serve until his or her successor is elected and, if necessary, qualifies or until there is a decrease in the number of directors, subject to such director’s earlier death, resignation, disqualification or removal from office.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

ITEM SIX

SHAREHOLDER PROPOSAL

The following shareholder proposal was submitted by the United Brotherhood of Carpenters Pension Fund (the “Proponent”). The Proponent claims to beneficially own 5,600 shares of our stock. If a representative of the Proponent who is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, we have included the proposal exactly as submitted by the Proponent. To ensure that readers can easily distinguish between material provided by the Proponent and material provided by us, materials provided by the Proponent are shown in italics.

Resolved: That the shareholders of Kohl’s Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, our company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, Dell, Motorola, Texas Instruments, Wal-Mart, Safeway, Home Depot, Gannett, Marathon Oil, and Supervalu, have adopted a majority vote standard in company by-laws. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post-election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. At the time of the submission of this proposal, our Company and its board had not taken either action.

We believe the critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard in Company governance documents. Our Company needs to join the growing list of companies that have taken this action. With a majority vote standard in place, the board can then consider action on developing post election procedures to address the status of directors that fail to win election. A combination of a majority vote standard and a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, while reserving for the board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.

STATEMENT OF THE BOARD OF DIRECTORS IN

OPPOSITION TO THIS SHAREHOLDER PROPOSAL

After careful consideration, our Board of Directors has determined that this shareholder proposal would not enhance shareholder value and would not be in the best interests of Kohl’s and its shareholders. The Board therefore recommends that you vote AGAINST this proposal.

OUR BOARD OF DIRECTORS HAS ALREADY TAKEN ACTION TO IMPLEMENT A MAJORITY VOTE STANDARD. Our Board of Directors has determined that authorizing a majority vote standard in uncontested elections of directors would be in the best interests of Kohl’s and its shareholders. Therefore, on November 8, 2006, our Board unanimously adopted resolutions approving an amendment to our Articles of Incorporation allowing the Board to establish a majority vote standard in uncontested elections, declaring the advisability of the amendment and recommending that shareholders approve it. The Board’s proposed amendment and the full rationale behind it are set forth in Item 5 of these proxy materials. As stated in that section of this proxy statement, if our Board’s proposal is approved by the requisite vote of our shareholders, the Board intends to modify its Corporate Governance Guidelines to require a majority vote in uncontested elections of directors beginning with the annual election of directors in 2008. The Board believes that these actions are responsive to shareholder sentiment for a majority vote standard.

As discussed in more detail in our explanation of Item 5, the effect of our Board’s proposal is the same as that of most other companies that have adopted a majority vote standard in their by-laws. The Board believes that its method of implementing a majority vote standard, rather than the shareholder proposal, is in the best interest of shareholders, because it retains the Board’s authority to provide for a plurality vote should circumstances change and the Board determines that such action is in the best interests of shareholders.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2006 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE POSTED ON OUR WEBSITE AT www.kohls.com, AND ARE ALSO AVAILABLE TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO OUR SECRETARY AT N56 W17000 RIDGEWOOD DRIVE, MENOMONEE FALLS, WISCONSIN 53051. EXHIBITS TO THE FORM 10-K WILL BE FURNISHED UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THEM.

By Order of the Board of Directors

Richard D. Schepp,

Secretary

Menomonee Falls, Wisconsin

April 3, 2007

ANNEX A

KOHL’S CORPORATION

2003 LONG–TERM COMPENSATION PLAN

Amended and Restated Effective as of May 2, 2007

1. Purpose

The purpose of the Plan is to allow the Company to attract and retain key employees and directors of the Company and its subsidiaries and to provide motivation to these individuals to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives through the ownership and performance of the Company’s Common Stock. Toward this objective, the Committee may grant various equity–based Awards to Participants on the terms and subject to the conditions set forth in the Plan. These Awards will provide Participants with a proprietary interest in the growth and performance of the Company.

2. Definitions

2.1. “Award” means any form of stock option, stock appreciation right, Stock Award, performance unit, performance shares or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

2.2. “Award Agreement” means a written agreement between the Company and a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

2.3. “Board” means the Board of Directors of the Company.

2.4. “Cause” means termination of employment or service as a director upon: (1) a Participant’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his reasonable judgment, (2) insubordination, (3) a Participant’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) a Participant’s chronic absence from work other than by reason of a serious health condition, (5) a Participant’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

2.5. “Change of Control” shall have the meaning set forth in Paragraph 18 below.

2.6. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7. “Committee” means the Compensation Committee of the Board, or such other committee of directors designated by the Board, authorized to administer the Plan under Paragraph 3 hereof. Membership of the Committee shall consist of not less than two (2) independent directors and shall otherwise comply with the requirements of the rules and regulations of the Securities and Exchange Commission, the stock exchange on which the Company’s Common Stock is traded, Rule 16b-3 of the Exchange Act and Code Section 162(m).

2.8. “Common Stock” means $.01 par value common shares of the Company.

2.9. “Company” means Kohl’s Corporation, a Wisconsin corporation.

2.10. “Disability” means the inability of a Participant to perform his or her normal duties as a full-time employee of the Company or a Subsidiary for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant’s employment was due to his or her physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the Participant’s physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his or her regular duties for his or her employer for a continuous period of ninety (90) days.

2.11. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.12. “Market Value” of Common Stock shall mean the closing sale price of Common Stock on the New York Stock Exchange – Composite Transactions, the American Stock Exchange – Composite Transactions or other national or regional exchange, or the mean of the closing bid and asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automatic Quotation System (“NASDAQ”).

2.13. “Participant” means an employee or member of the Board of Directors of the Company or a Subsidiary chosen by the Committee to receive an Award under this Plan.

2.14. “Plan” means the Kohl’s Corporation 2003 Long -Term Compensation Plan, as amended.

2.15. “Retirement” means a Participant’s termination of employment or service as a director other than for Cause after the later to occur of (a) attainment of age sixty (60); or (b) service with the Company and/or a Subsidiary for a continuous period of ten (10) years.

2.16. “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as it may be amended from time to time, and any successor rule.

2.17. “Stock Award” means an award granted pursuant to Paragraph 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

2.18. “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has a significant ownership interest, as determined by the Committee, in the Committee’s sole discretion.

2.19. “Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

3. Administration

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (c) select Participants to receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, stock appreciation right, Stock Award, performance unit, performance share, or other incentive award established by the Committee in accordance with the Plan, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement;

(e) determine whether Awards will be granted singly, in combination or in tandem; (f) determine the performance goals, if any, which will be applicable to the Award; (g) grant waivers of Plan terms, conditions, restrictions, and limitations; (h) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; and (i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. In addition, in order to enable Participants who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

Subject to Section 23 below, t~~T~~he Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company or a Subsidiary.

All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on the Company, Participants and any persons claiming an interest through a Participant. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

4. Eligibility

Any employee or member of the Board of Directors of the Company or a Subsidiary chosen by the Committee shall be eligible to receive an Award.

5. ~~Shares~~ Awards Available

The aggregate number of shares of Common Stock which may be issued under the Plan pursuant to the exercise or grant of Awards shall not exceed ~~15,000,000~~31,000,000 shares of Common Stock, subject to adjustment as provided in Paragraph 20 hereof, all of which may be incentive stock options. Shares of Common Stock issued hereunder may be treasury shares or authorized but unissued shares, or a combination of the two. In no event (a) shall the aggregate number of shares subject to Awards granted under the Plan that are not stock options or stock appreciation rights, as set forth in Paragraphs 8 and 9 hereof respectively, exceed 3,000,000 shares (subject to adjustment as provided in Paragraph 20 hereof), (b) shall any Participant be eligible to receive options or SARs, as defined in Paragraph 9, below, for more than 1,500,000 shares during any twelve-month period (subject to adjustment as provided in Paragraph 20 hereof), ~~or~~ (c) shall any one Participant be eligible to receive an aggregate amount of Awards, other than options ~~or~~, SARs or performance units, in an amount in excess of $2,500,000 (valuing the shares of Common Stock at their Market Value and other Awards at their fair market value as determined by the Committee in its sole discretion, on the business day immediately preceding the date of grant) during any twelve-month period~~.~~ or (d) shall any one Participant be eligible to receive an aggregate amount of Awards of performance units during any fiscal year with a maximum cash payout in excess of $2,500,000. For purposes of determining the maximum number of shares available for issuance under the Plan, (i) any shares which are used in settlement of tax withholding obligations with respect to an Award shall be deemed not to have been issued, (ii) if any option is exercised by tendering shares of Common Stock, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued, and (iii) any shares which have been issued as Stock Awards or performance shares, as set forth in Paragraph 12 hereof, which are forfeited to the Company shall be treated, following such forfeiture, as shares which have not been issued. Notwithstanding anything herein to the contrary, any shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares, shall be available again for grant under this Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares: (x) were subject to a stock option or a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock option or stock appreciation right, (y) were delivered to or withheld by the Company to pay the exercise price of a stock option or the withholding taxes related to any Award, or (z) were repurchased on the open market with the proceeds of a stock option exercise.

6. Term

The Plan shall become effective as of the date of its approval by the Company’s shareholders. Awards shall not be granted pursuant to the Plan after March 1, ~~2013.~~2017.

7. Participation

The Committee shall select, from time to time, those Participants who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee. Notwithstanding the foregoing, the term of Awards granted pursuant to the Plan before May 2, 2007 shall not exceed fifteen (15) years, with the exception of incentive stock options, where the term shall not exceed ten (10) years (five (5) years in the case of a greater than 10% shareholder) and the term of Awards granted pursuant to the Plan on or after May 2, 2007, shall not exceed ten (10) years, with the exception of incentive stock options, where the term shall not exceed five (5) years in the case of a greater than 10% shareholder.

8. Stock Options

(a) Grants. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

(b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but shall be no less than 100% of the Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. The exercise price of a stock option shall not be reduced by the Committee other than pursuant to Paragraph 20 hereof, without the consent of the Company’s shareholders.

(c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Further, the per share option price of an incentive stock option shall not be less than 100% (or 110% in the case of a greater than 10% shareholder) of the fair market value of a share of Common Stock, as determined by the Committee, on the date of the grant. Also, each option shall expire not later than ten years (or five years in the case of a 10% or more shareholder) from its date of grant. All or any portion of an option designated as an incentive stock option which does not meet the requirements of Section 422 of the Code, including those set forth herein, will be treated as a nonqualified stock option.

(d) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

(e) Exercise Payment. At the election of the Committee, upon exercise, the option price of a stock option may be paid in cash, shares of Common Stock either directly or by attestation, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

9. Stock Appreciation Rights

(a) Grants. Awards may be granted in the form of stock appreciation rights (“SARs”). A SAR may be granted in tandem with all or a portion of a related stock option under the Plan (a “Tandem SAR”), or may be granted separately (a “Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the related stock option or any time thereafter during the term of the stock option. SARs shall entitle the recipient to receive a payment equal to the appreciation in Market Value of a stated number of shares of Common Stock from the exercise price to the Market Value on the date of exercise. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related stock option to the Market Value on the date of exercise.

(b) Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with Paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

(c) Terms and Conditions of Freestanding SARs. The “exercise price” of a Freestanding SAR shall be established by the Committee, but shall be no less than 100% of the market value of a share of Common Stock, as determined by the Committee, on the date of grant. A Freestanding SAR shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

(d) Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

(e) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10. Stock Awards

(a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

(b) Award Restrictions. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, performance goal requirements, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

(c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Paragraph 10(b), the Committee may, in its discretion, grant to the Participants to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

(d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11. Performance Units

(a) Grants. Awards may be granted in the form of performance units.

Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

(b) Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance goals. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance goals may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances; provided, however, that no revisions shall be permitted where performance goals have been set in accordance with Paragraph 13 below so as to comply with the performance-based compensation provisions under Code Section 162(m) if such a revision would cause the performance units to lose their qualification as performance-based compensation thereunder.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

12. Performance Shares

(a) Grants. Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

(b) Performance Criteria. Performance shares shall be contingent upon the attainment during a performance period of certain performance goals. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance goals may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances; provided, however, that no revisions shall be permitted where performance goals have been set in accordance with Paragraph 13 below so as to comply with the performance-based compensation provisions under Code Section 162(m) if such a revision would cause the performance shares to lose their qualification as performance-based compensation thereunder.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

13. Performance Goals

Notwithstanding any other provision hereof, the Committee may establish performance goals in connection with the grant of any Award hereunder. Performance goals established by the Committee may be based upon the performance of the Market Value of the Common Stock in relation to its historical performance and the performance of applicable market indices and market peer groups, Company total sales ~~figures, cash flow~~, comparable store sales, return on equity, ~~and/or either pre-tax or aftertax profit levels of the Company; and the~~return on investment and/or net income of the Company. Such performance goals may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, and may be determined with or without regard to changes in accounting or extraordinary, unusual or nonrecurring items, as specified by the Committee upon the grant of an Award. The Committee may, in its discretion, determine whether an Award will be paid under any one or more of the performance goals. Such performance goals shall be set by the Committee so as to comply with the performance-based compensation provisions under Code 162(m), and may be (but need not be) different for each performance period. The Committee may set different goals for different Participants and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned. After the end of a performance period, the Committee shall certify in writing prior to payment of the Award that the relevant performance goals and any other material terms of the Award were in fact satisfied.

14. Payment of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine, other than stock options and Stock Awards, which shall be made in Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

15. Dividends and Dividend Equivalents

~~If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant~~Except with respect to stock options and stock appreciation rights, the Committee may choose, at the time of the grant of the award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. Notwithstanding the foregoing, for any Award that is governed by Section 409A of the Code regarding nonqualified deferred compensation, the Committee shall establish the schedule of any payments of dividends or dividend equivalents in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder.

16. Deferral of Awards

At the discretion of the Committee, payment of a Stock Award, performance share, performance unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant ~~prior to such time payment would otherwise be made,~~ on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code ~~and its regulations.~~or any guidance promulgated thereunder. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

17. Termination of Service

If a Participant’s service with the Company or a Subsidiary terminates for a reason other than death, Disability, Retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Agreement provides, or the Committee determines, otherwise. The Committee shall have the authority to promulgate rules and regulations to (a) determine what events constitute Disability, Retirement, or termination for an approved reason for purposes of the Plan, and (b) determine the treatment of a Participant under the Plan in the event of the Participant’s death, Disability, Retirement, or termination for an approved reason.

18. Change of Control

(a) Impact. ~~In~~

(i) For Awards granted before May 2, 2007, in the event of a Change of Control (as defined below), the following acceleration and valuation provisions shall apply:

(~~i~~A) All Awards outstanding on the date such Change of Control is determined to have occurred shall become immediately vested and fully exercisable and, if there were performance goals, that such performance goals had been attained at the target level or the equivalent thereof;

(~~ii~~B) All Awards which are not paid in Common Stock will be cashed out at the “Change of Control Price” (as defined below) reduced by the exercise price, if any, applicable to such Awards; and

(~~iii~~C) The Committee may, in its discretion, make such other provision relating to any Award, any unpaid dividend or dividend equivalent and all interest ~~accruedthereon~~accrued thereon, any performance goal, or any Award deferred under Paragraph 16 hereof which the Committee may deem equitable, including, but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted ~~therefor~~therefore, by another entity.

(ii) For Awards granted on or after May 2, 2007, in the event of a Change of Control (as defined below), the Committee, in its discretion, may provide that:

(A) All Awards outstanding on the date such Change in Control is determined to have occurred shall become immediately vested and fully exercisable and, if there were performance goals, the Committee may provide that such performance goals are attained at the target level or the equivalent thereof;

(B) Awards outstanding which are not paid in Common Stock shall be cashed out at the “Change in Control Price” (as defined below) reduced by the exercise price, if any applicable to such Awards; and / or

(C) Other provisions be made relating to any Award which the Committee deems equitable, including but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted therefore, by another entity.

(b) Definitions.

(i) “Change of Control” means the occurrence of (1) the acquisition (other than from the Company) by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company, or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 33% or more of the then outstanding shares of common stock of the Company or voting securities representing 33% or more of the combined voting power of the Company’s then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (as defined below), before such acquisition or within 30 days thereafter, deems such acquisition not to be a Change of Control; or (2) individuals who, as of the date this Plan is adopted by the Board, constitute the Board (as of such date, the “Incumbent Board”) ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of the Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or (3) the consummation of any merger, consolidation or share exchange of the Company with any other corporation, other than a merger, consolidation or share exchange which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, of the surviving, consolidated or resulting corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s then outstanding Common Stock or then outstanding voting securities, as the case may be; or (4) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

(ii) “Change of Control Price” means, as determined by the Committee, (1) the highest Market Value at any time within the 60–day period immediately preceding the date of determination of the Change of Control Price by the Committee, (2) the highest price paid or offered per share of Common Stock, as determined by the Committee, in any bona fide transaction or bona fide offer related to the Change of Control of the Company at any time within such 60-day period, or (3) some lower price as the Committee, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock.

19. Nonassignability

No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant’s death, may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

20. Adjustment Provisions

If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Award shall be adjusted as deemed equitable by the Committee, in its sole discretion. The Committee shall have authority to provide for, in appropriate cases upon the effectiveness of the transaction, (a) waiver, in whole or in part, of remaining restrictions for vesting or earning, and (b) the conversion of outstanding Awards into cash or other property to be received in the transactions immediately or over the periods the Award would have vested or been earned. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, any increase in the number of shares of Common Stock subject to the Plan shall, if required under Rule 16b-3 or Code Section 162(m), be subject to approval of the Company’s shareholders.

21. Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In no event shall the Company withhold, or allow the Participant to pay more than the minimum amount required by law. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

22. Noncompetition Provision

Unless the Award Agreement specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (a) in the opinion of the Committee, the Participant, at any time during the period of Participant’s employment and for one (1) year thereafter, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary, in the geographic area in which the Company does business; or (b) the Participant performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company. In addition, the Committee may, in its discretion, condition the deferral of any Award, dividend, or dividend equivalent under Paragraph 16 hereof on a Participant’s compliance with the terms of this Paragraph 22, and cause such a Participant to forfeit any payment which is so deferred if the Participant fails to comply with the terms hereof.

23. Amendments to Awards

The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 18, stock options or SARS issued under this Plan will not be repriced, replaced, repurchased for cash at any time when the Market Value of a share of Common Stock is lower than the exercise price of a previously granted stock option or the “exercise price” of a previously granted SAR, or regranted through cancellation, or by lowering the exercise price of a previously granted stock option or the “exercise price” of a previously granted SAR; and provided further that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Participant, or any amendment or termination which, in the opinion of the Committee, may subject the Participant to liability under Section 16 of the Exchange Act, shall require the Participant’s consent.

24. Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

25. No Rights to Continued Service or Grants

Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary or to continue as a director of the Company or any Subsidiary. The Company or, in the case of service with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Participant or any other person any right to be selected as a Participant or to be granted an Award or additional Awards.

26. Amendment

The Board may suspend or terminate the Plan at any time, but the termination or suspension shall not, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant, except to the extent permitted by Paragraph 23. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that requires shareholder approval under Rule 16b-3, Code Section 162(m), any applicable stock exchange rule, or any other applicable provision of securities and/or tax law.

27. Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of law provisions.

28. No Right, Title, or Interest in Company Assets

No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Paragraph 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

ANNEX B

KOHL’S CORPORATION

EXECUTIVE BONUS PLAN

as of February 28, 2007

1. Purpose. The Board of Directors of Kohl’s Corporation adopted this Plan on February 28, 2007. The Plan is intended to operate substantially in the same manner as the Company’s existing executive bonus plan, except that the Plan is intended to meet the requirements of Section 162(m) of the Code and the regulations thereunder, so that compensation received pursuant to the Plan will be performance-based compensation excludable from the $1 million limitation on deductible compensation. The Plan is intended to establish a correlation between the annual incentives awarded to the Participants and the financial performance of the Company or one of its divisions or subsidiaries. The Participants will receive an incentive award if the Performance Goals, as fixed by the Committee pursuant to the terms of the Plan, are met. Subject to approval by the shareholders of Kohl’s Corporation, the Plan will be applicable to the fiscal year of Kohl’s Corporation beginning on February 4, 2007 and subsequent fiscal years unless and until terminated by the Committee. If shareholder approval is not obtained at such time(s) as the Plan is submitted to the shareholders for their approval, the Plan will not continue in effect.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Award Table” means a table similar in type to Exhibit A, with changes necessary to adapt to the performance criteria selected by the Committee for the Performance Year and to display other objective factors necessary to determine the amount, if any, of the incentive award for the Performance Year.

(b) “Board” means the Board of Directors of Kohl’s Corporation.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Compensation Committee of the Board.

(e) “Company” means Kohl’s Corporation and its subsidiaries including a corporation or other business entity in which the Company directly or indirectly has a significant ownership interest, as determined by the Committee in its sole discretion.

(f) “Comparable Store Sales” means annual sales of the Company’s stores (including E-commerce sales and relocated or expanded stores) open throughout the relevant period during the applicable Performance Year and throughout the corresponding period during the prior fiscal year or, in the case of Comparable Store Sales of an applicable division or subsidiary, annual sales of the stores of such division or subsidiary (including E-commerce sales and relocated or expanded stores) open throughout the relevant period during the applicable Performance Year and throughout the corresponding period during the prior fiscal year, computed in accordance with U.S. generally accepted accounting principles.

(g) “Net Income” means the after-tax, consolidated, annual net income of the Company, or, in the case of Net Income of an applicable division or subsidiary, after-tax annual net income of the division or subsidiary, computed in accordance with U.S. generally accepted accounting principles.

(h) “Net Income per Share” means the portion of the Company’s Net Income allocable to each outstanding share of common stock during the accounting period, based on the average number of shares outstanding, computed on a fully-diluted basis in accordance with U.S. generally accepted accounting principles.

(i) “Net Sales” means the consolidated, annual revenue of the Company, or, in the case of Net Sales of an applicable division or subsidiary, annual revenue of the division or subsidiary, computed in accordance with U.S. generally accepted accounting principles.

(j) “Operating Income” means Net Sales less the Company’s cost of goods sold, selling, general and administrative expenses, depreciation, amortization, and pre-opening expenses, or, in the case of Operating Income of an applicable division or subsidiary, Net Sales of such division or subsidiary less such division’s or subsidiary’s cost of goods sold, selling, general and administrative expenses, depreciation, amortization, and pre-opening expenses, computed in accordance with U.S. generally accepted accounting principles, provided, however, at the time the Performance Goals are established by the Committee, the Committee may determine whether to include or exclude taxes in the determination of Operating Income for the Company or an applicable division or subsidiary.

(k) “Participant” means any associate of the Company designated to participate in the Plan.

(l) “Performance Goal” means one or more of Comparable Store Sales, Net Income, Net Income Per Share, Net Sales, Operating Income, or Return on Investment which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company or an applicable subsidiary or division for the purpose of determining whether, and to what extent, an award will be payable under the Plan for the Performance Year. The Performance Goals applicable to each Participant in the Plan during any Performance Year do not have to be the same.

(m) “Performance Year” means the Company’s fiscal year. The initial Performance Year begins February 4, 2007.

(n) “Plan” means this Executive Bonus Plan.

(o) “Return on Investment” means a percentage calculated by dividing the Company’s EBITDAR by its Average Gross Investment, both calculated in accordance with the Company’s standard accounting practices.

(p) “Salary” means, except as otherwise provided by the Committee, base salary earned for each Performance Year determined in accordance with principles employed for reporting salary to the shareholders of Kohl’s Corporation in the Company’s annual proxy statement.

3. Participation. Participation in the Plan shall be limited to the Company’s named executive officers and any other Participants designated by the Committee. Participation in the Plan in one Performance Year does not guarantee participation in a subsequent Performance Year. A person who becomes a Participant after the commencement of a Performance Year shall be eligible to receive a pro rata award pursuant to Section 4, based on the number of full months remaining in the Performance Year after he or she becomes a Participant, or based on such other applicable method established by the Committee at the time such person is designated as a Participant.

4. Determination of Awards.

(a) Before May 4, 2007, and thereafter, during the first ninety (90) days of each succeeding Performance Year, the Committee will complete and adopt an Award Table substantially in the form attached as Exhibit A. The Award Table will fix the objective components, including the relevant Performance Goals, for determining whether an award will be paid and, if so, the amount of the award. Awards are based on a percentage of each Participant’s Salary for the Performance Year, if and to the extent the relevant Performance Goals are achieved. Only if specifically provided by the Committee at the time the Performance Goals are established, the amount of the award will be determined by linear interpolation (or other form of interpolation as specifically provided by the Committee) if the performance falls between the Performance Goals set forth in the Award Table. At the time the Performance Goals are established by the Committee, the Committee shall determine whether the Performance Goals shall be determined with or without regard to (i) changes in accounting; (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee; or (iii) changes in income tax rates. The Performance Goals and targets for a Performance Year may not be modified after the first ninety (90) days of a Performance Year have elapsed.

(b) Before any award may be paid for a Performance Year, the Committee shall certify that the Performance Goals and other requirements of the Plan have been satisfied for the Performance Year. No payments shall be made unless and until the Committee makes this certification.

(c) Even if the Performance Goals applicable to a Participant have been met, (i) no award to such Participant with respect to a Performance Year shall exceed $5,000,000, and (ii) the Committee expressly reserves, in its discretion, the right to reduce or eliminate entirely any award otherwise determined under the Plan to reflect any extraordinary items or such other factors as it may deem relevant if it determines it is in the best interests of the Company to do so. Such determination shall be conclusive and binding.

5. Payment of Awards.

(a) If the Committee has made the certification required pursuant to Section 4(b), subject to Section 4(c), awards shall be payable as soon as practicable following such certification, but no later than the end of the calendar year during which such Performance Year has ended. Notwithstanding the foregoing, subject to applicable laws and if approved by the Committee, a Participant may defer receipt of an award by filing a timely election pursuant to the Company’s 2005 Executive Deferred Compensation Plan, as amended from time to time, or any successor thereto. All awards under the Plan are subject to federal, state and local income and payroll tax withholding when paid.

(b) Except as otherwise set forth by the Company or the Committee, a Participant shall receive no award for a year if the Participant’s employment with the Company terminates prior to the last day of the Performance Year for any reason. A Participant shall not forfeit an award if the participant’s employment terminates after the end of the applicable Performance Year, but prior to the distribution of the award for such year.

6. Administration. The Plan shall be administered by the Committee. The Committee may adopt rules and regulations for carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Committee has the authority to construe and interpret the Plan, resolve any ambiguities, and make determinations with respect to the eligibility for or amount of any award. The interpretation, construction and administration of the Plan by the Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company, any successor to the Company, Participants, and any person claiming an interest through a Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

7. Rights. Participation in the Plan and the right to receive awards under the Plan shall not give a Participant any proprietary interest in the Company or any of its assets. A Participant shall for all purposes be a general creditor of the Company. The interests of a Participant cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his or her creditors. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company, or shall interfere with or restrict in any way the right of the Company to discharge a Participant at any time for any reason whatsoever, with or without cause.

8. Successors. The Plan shall be binding on the Participants and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest unless and until terminated by the Company or its successor in interest in accordance with this Plan.

9. Amendment and Termination. The Committee may amend or terminate the Plan at any time as it deems appropriate; provided that to the extent required to meet the requirements of Code Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of Kohl’s Corporation.

10. Interpretation. If any provision of the Plan would cause the Plan to fail to meet the Code Section 162(m) requirements for performance-based compensation, then that provision of the Plan shall be deemed modified to the extent necessary to meet the requirements of Code Section 162(m).

Exhibit A

AWARD TABLE

PERFORMANCE YEAR 20

A<--------—(-)----------—B----------—(+)-------—>C

	Threshold	Target	Maximum
	Performance Level	Performance Level	Performance Level
	Specified:	Specified:	Specified:
Title	% of Salary	% of Salary	% of Salary
Executive Officer [ ]	— %	— %	— %
Executive Officer [ ]	— %	— %	— %
Executive Officer [ ]	— %	— %	— %

*	Additional performance levels may be selected by the Committee, see note 7 below.

During the first 90 days of each Performance Year, the Committee shall set the Performance Goals using the following process.

Award Derivations

1.	Specify performance criteria to be used as the Performance Goals for the Performance Year (i.e., one or more of Comparable Store Sales, Net Income, Net Income Per Share, Net Sales, Operating Income, or Return on Investment), which may be used singularly or in combination, as the Committee determines, to measure the performance of the Company for the purpose of determining whether an award will be payable under the Plan for the Performance Year.

2.	Indicate whether the specified Performance Goals shall be determined with or without regard to (i) changes in accounting; (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee; or (iii) changes in income tax rates.

3.	Identify any Participants in addition to the executive officers.

4.	Fix the applicable target Performance Goal for each Participant and percentage of salary. (B)

5.	Fix the threshold Performance Goal for each Participant, below which no award is payable, and percentage of salary. (A)

6.	Fix the maximum Performance Goal for each Participant, which results in a maximum permitted award, and percentage of salary. (C)

7.	To the extent the Committee elects to use any additional Performance Goals other than threshold, target, or maximum, fix such other applicable Performance Goals for each Participant and percentage of salary.

8.	Only if so specified at the time the Performance Goals are established, if the result achieved for the Performance Year is less than the goal specified in B, but greater than the goal specified in A, the percentage award payable will be determined by interpolating, as specifically provided by the Committee pursuant to the Plan, between A and B, or if the result achieved for the Performance Year is greater than the goal specified in B, but less than the goal specified in C, the percentage award payable will be determined by interpolating, as specifically provided by the Committee pursuant to the Plan, between B and C with C being the maximum. Similarly, if specifically provided by the Committee pursuant to the Plan, the same interpolation principles shall apply to any additional Performance Goals selected by the Committee pursuant to note 7, above.

[GRAPHIC]	YOUR VOTE IS IMPORTANT VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

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Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

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Using the Enclosed Envelope.

										FOR	AGAINST	ABSTAIN
1. Election of directors of Kohl’s for a term of office expiring in 2008.

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐				3. Management proposal to amend our 2003 Long Term Compensation Plan.	☐	☐	☐

Nominees:	01 - Steven A. Burd, 02 - Wayne Embry, 03 – James D. Ericson, 04 – John F. Herma, 05 – William S. Kellogg, 06 – Kevin Mansell, 07 – R. Lawrence Montgomery, 08 - Frank V. Sica, 09 - Peter M. Sommerhauser, 10 – Stephen E. Watson, and 11 – R. Elton White.								4. Management proposal to approve our Executive Bonus Plan.	☐	☐	☐
(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the following blank line.)									5. Management proposal to amend our Articles of Incorporation to allow the Board of Directors to institute a majority voting requirement for the election of directors.	☐	☐	☐
Exceptions

6. Shareholder proposal to initiate the appropriate process to amend our Articles of Incorporation to institute a majority voting requirement for the election of directors. THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

										☐	☐	☐

7. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

						FOR	AGAINST	ABSTAIN
									To change your address, please mark this box and correct at left.			☐
2. Ratify appointment of Ernst & Young LLP as independent registered public accounting firm.						☐	☐	☐

S C A N L I N E

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Date
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ADMISSION TICKET

Annual Meeting of Shareholders

of

KOHL’S CORPORATION

WEDNESDAY, MAY 2, 2007

10:00 a.m.

Midwest Airlines Center

400 West Wisconsin Avenue

Milwaukee, Wisconsin 53203

This ticket admits only the named shareholder. Please bring this admission ticket and a proper form of identification with you if attending the meeting.

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the Annual Meeting, please promptly vote by telephone, through the internet or by completing and returning the attached proxy card. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so.

Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

KOHL’S CORPORATION
P R O X Y Annual Meeting of Shareholders May 2, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Schepp and R. Lawrence Montgomery and each or either of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, and in their discretion on all other matters as may properly come before the meeting, any or all of the shares of Common Stock of KOHL’S CORPORATION, held of record by the undersigned on March 7, 2007, at the Annual Meeting of Shareholders of Kohl’s Corporation to be held May 2, 2007, or at any adjournment thereof.

The Board of Directors recommends a vote FOR Proposal NOS. 1, 2, 3, 4 and 5 AGAINST Proposal NO. 6. This Proxy, when properly executed, will be voted as specified on the reverse side. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3, 4 and 5 and AGAINST PROPOSAL NO. 6 IF NO SPECIFICATION IS MADE.

(Continued, and to be dated and signed on the reverse side.)

Please check here if you plan to attend the annual meeting.	☐

To include any comments, please mark this box, and use reverse side.	☐	KOHL’S CORPORATION P.O. BOX 11011 NEW YORK, N.Y. 10203-0011

To change your address, please mark this box and correct on the reverse side.	☐